UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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IRHYTHM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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iRHYTHM
20 YEARS OF INNOVATION

Proxy Statement 2026

and Notice of Annual Meeting

April , 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of iRhythm Holdings, Inc. (the “Annual Meeting”), which will be held virtually at www.virtualstockholdermeeting.com/IRTC2026 on Wednesday, May 27, 2026, at 9:00 a.m. Pacific Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,
/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED APRIL 6, 2026 SUBJECT TO COMPLETION

Notice of Annual Meeting of Stockholders

Time and Date	Wednesday, May 27, 2026, at 9:00 a.m. Pacific Time

Place	Virtually at www.virtualstockholdermeeting.com/IRTC2026

Items of Business
1.Elect nine directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified.
2.Approve the adoption of our 2026 Equity Incentive Plan.
3.Approve the adoption of the Restated Certificate of Incorporation of iRhythm Technologies, Inc., to remove a pass-through voting provision.
4.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.
5.Approve, on a non-binding advisory basis, the compensation of our named executive officers.
6.Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date
April 1, 2026, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and attendance of and voting at, the meeting and any adjournments thereof.

Participation in Annual Meeting
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualstockholdermeeting.com/IRTC2026. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “General Information About the Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 89 of the Proxy Statement.

Voting
Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at https://investors.irhythmtech.com or, if you are a registered holder, through our transfer agent, Equiniti Trust Company, through its website at www.shareowneronline.com or by phone at (800) 401-1957 (US residents).

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April , 2026. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

Cautionary Note Regarding Forward-Looking Statements
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are all statements other than statements of historical facts. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2025, and our other U.S. Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https:// investors.irhythmtech.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Table of Contents

Proxy Statement Summary	1
Proposals to be Voted On and Board Voting Recommendations	1
Key Business Highlights	2
Corporate Governance Highlights	5
Board of Directors Highlights	6
Corporate Sustainability Highlights	8
Corporate Governance Standards and Director Independence	9
Corporate Governance Principles	9
Board of Directors and Committee Self-Evaluations	9
Board Nomination Process	10
Board Succession	10
Independence of Directors	11
Board Leadership Structure	12
Presiding Director of Non-Employee Director Meetings	12
Board and Committee Meetings and Attendance	13
Board Attendance at Annual Stockholders’ Meeting	13
Our Board of Directors’ Role in Risk Oversight	14
Cybersecurity and Privacy Risk Oversight	15
Stockholder Engagement	17
Communication with Directors	19
Code of Business Conduct	19
Corporate Sustainability	20
Proposal No. 1 Election of Directors	23
Nominees for Director	23
Non-Employee Director Cash and Equity Compensation	29
Proposal No. 2 Approval of 2026 Equity Incentive Plan	31
Proposal No. 3 Approval of the Adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc. to Remove a Pass-Through Voting Provision	41
Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm	42
Proposal No. 5 Advisory Vote on the Compensation of Our Named Executive Officers	45
Message from the Compensation and Human Capital Management Committee	46
Compensation Discussion & Analysis	47
Compensation Tables	76
2025 Summary Compensation Table	76
2025 Grants of Plan-Based Awards Table	77
Outstanding Equity Awards at 2025 Fiscal Year-End	78
2025 Stock Vested Table	79
Pay Versus Performance	81
Equity Compensation Plan Information	85
Security Ownership of Certain Beneficial Owners and Management	86
Certain Relationships and Related Party Transactions	88
General Information About the Meeting	89
Purpose of the Annual Meeting	89
Record Date; Quorum	89
Participating in the Annual Meeting	90
Voting Rights; Required Vote	90
Abstentions and Withhold Votes; Broker Non-Votes	91
Voting Instructions; Voting of Proxies	91
Revocability of Proxies	92
Expenses of Soliciting Proxies	92
Voting Results	92
Additional Information	93
Stockholder Proposals to be Presented at Next Annual Meeting	93
Available Information	93
Electronic Delivery of Stockholder Communications	93
“Householding” (Stockholders Sharing the Same Last Name and Address)	93
Other Matters	94
Appendix A, Non-GAAP Financial Measures	95
Appendix B, 2026 Equity Incentive Plan	96
Appendix C, Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc.	113

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting.
Proposals to be Voted On and Board Voting Recommendations

Voting Matter	Board Recommendation	Page

  Election of Directors
Our Board of Directors will be comprised of nine members. In accordance with our Amended and Restated Certificate of Incorporation, each of our director nominees shall be elected for a term expiring at the next succeeding annual meeting of the stockholders, with each director to hold office until his or her successor is duly elected and qualified. We are asking our stockholders to elect nine of our directors for one-year terms expiring at the 2027 annual meeting of stockholders and until a director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
	FOR	23

Approval of our 2026 Equity Incentive Plan We are asking our stockholders to approve the adoption of our 2026 Equity Incentive Plan in the form attached here to as Appendix B reserving 1,690,000 shares for issuance thereunder.	FOR	31

Approval of the Adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc., to Remove a Pass-Through Voting Provision We are asking our stockholders to approve the adoption of the Amended and Restated Certificate of Incorporation of the company's subsidiary, iRhythm Technologies, Inc., in the form attached hereto as Appendix C to remove a pass-through voting provision.	FOR	41

Ratify Appointment of Independent Registered Public Accounting Firm We are asking our stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.	FOR	42

Advisory Vote on the Compensation of our Named Executive Officers We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers.	FOR	45

Table of Contents	iRhythm Proxy Statement 2026	1

Proxy Statement Summary
About iRhythm
We are a leading digital healthcare company that creates trusted solutions that detect, predict, and prevent disease. Our principal business is the design, development, and commercialization of device-based technology to provide ambulatory cardiac monitoring services that we believe allow clinicians to diagnose certain arrhythmias quicker and with greater efficiency than other services that rely on traditional technology.
We have developed a proprietary system that combines a U.S. Food and Drug Administration (“FDA”)-cleared, Conformité Européenne (“CE”) marked and Japan Pharmaceuticals and Medical Devices Agency ("PMDA")-approved wire-free, patch-based, 14-day wearable biosensor that continuously records electrocardiogram data with a proprietary, FDA-cleared, CE-marked, and Japan PMDA-approved cloud-based data analytic software to help physicians monitor patients and diagnose arrhythmias (collectively, the “Zio System”). We have provided our Zio ambulatory cardiac monitoring services, including long-term continuous monitoring, short-term continuous monitoring, and mobile cardiac telemetry (“MCT”) monitoring services (collectively, the “Zio Services”), using our Zio System. These services are offered through three Zio System options — the Zio Monitor System, the Zio XT System, and the Zio AT System.
Since first receiving clearance from the FDA for our technology in 2009, we have supported physician and patient use of our technology and provided ambulatory cardiac monitoring services from our Medicare-enrolled independent diagnostic testing facilities (“IDTFs”) and with our qualified technicians. Over this period, we have provided the Zio Services to over twelve million patients and have collected over 3 billion hours of curated heartbeat data.

Our vision	Our mission	Our values
Better data, better insights, and better health for all	Boldly innovate to create trusted solutions that detect, predict, and prevent disease	Think big, go fast Lead with integrity Collaborate to win Solve for the patient Strive for better

SAN FRANCISCO
CHICAGO
UK
CYPRESS
SOLANA BEACH
HOUSTON
PHILIPPINES

Headquarters | 699 8th Street, Suite 600, San Francisco, CA 94103 United States

Table of Contents	iRhythm Proxy Statement 2026	2

Proxy Statement Summary
On January 12, 2026, we completed a holding company reorganization pursuant to Section 251(g) of the DGCL, as a result of which iRhythm Holdings, Inc. became the successor issuer to and parent holding company of iRhythm Technologies, Inc. The new holding company has no independent assets or operations and its sole ownership interest is iRhythm Technologies. References in this Proxy Statement to our historical operations, financial results, clinical programs and business activities prior to January 12, 2026 refer to the operations, results, programs and activities of iRhythm Technologies, Inc. as our predecessor.
Key Business Highlights
In 2025, we continued to drive significant growth in our core business, and we believe that our ongoing accomplishments and investments will provide the foundation for sustained value creation over the long term. Over the past five years, our revenue compound annual growth rate, or CAGR, grew approximately 23%, reflecting continued resilience amid various micro- and macro-economic challenges.

$747.1 million

Full year 2025 revenue,
a 26.2% increase year-over-year

2.6 million

Patient reports posted annually

27+ million

Potential patients in the United States who could benefit from ambulatory cardiac monitoring*

3.2 million tests

Target market opportunity across prioritized EU and APAC countries*

~40%

Penetration in core U.S. ambulatory cardiac monitoring market as of December 31, 2025

12+ million

Patient reports posted since company inception through December 31, 2025

135+

Original scientific research manuscripts

~3 billion

Hours of curated ECG data since company inception thru 2025

Table of Contents	iRhythm Proxy Statement 2026	3

Proxy Statement Summary
Significant financial and operational highlights in 2025

Accelerated momentum in core U.S. commercial business
•Delivered full year 2025 revenue of $747.1 million, representing 26.2% year-over-year growth, driven primarily by volume of Zio services provided as a result of increased demand
•Generated over 2.5 million patient reports in 2025 and expanded iRhythm's primary care footprint to approximately 40,000 physicians, with more than one-third of volume originating from primary care settings
•Grew Zio AT unit volume at more than twice the company average for the year, increasing iRhythm's MCT market share to approximately 15%

Advanced initiatives within growth pillars to drive future value creation
•Submitted 510(k) for next-generation Zio MCT featuring 21-day wear duration, improved form factor, and enhanced algorithms
•Signed Lucem Health AI partnership to enable identification of patients at risk for clinically relevant arrhythmias
•Expanded international presence across six markets (UK, Japan, and select European countries) representing over 3.2 million ambulatory cardiac monitoring tests annually
•Deepened EHR integration strategy with majority of our top 100 customers integrated and over 52% of registration volumes flowing through EHR-integrated accounts as of year-end, driving prescribing consistency and account durability

Operated with discipline and efficiency to drive financial sustainability
•Drove full year 2025 gross margin improvement of 170-basis points compared to full year 2024
•Achieved first-ever positive quarterly GAAP net income during fourth quarter 2025, first full year of positive free cash flow in iRhythm history, and adjusted EBITDA for the full year 2025 of $68.9 million, or 9.2% of revenue
•Ended the year with unrestricted cash, cash equivalents, and marketable securities balance of $583.8 million as of December 31, 2025
•Recognized by numerous corporate sustainability third-party awards, including Time's Top Health Tech Companies and Newsweek's Greenest Companies in America

*Adjusted EBITDA margin for the full years ended December 31, 2025 and 2024, includes $3.0 million and $32.4 million, respectively, of acquired in-process research and development expense. Adjusted EBITDA defined for a particular period as net loss before income tax provision, depreciation and amortization, interest expense, interest income and as further adjusted for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. See Appendix A for reconciliation.
We continue to create and build long-term value for our stockholders. The following depicts our relative Total Stockholder Return (“TSR”) for the one, three and five-year periods ending on December 31, 2025 (represented by the red dot), compared to the S&P Healthcare Equipment Select Industry Index for the same periods.

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Proxy Statement Summary
Corporate Governance Highlights
We are committed to good corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. Key elements of our independent board and leadership practices are outlined below, and discussed further in this Proxy Statement:

Independent Chairman of the Board	Independent Board and Committee Oversight	Board Composition
Abhijit Talwalkar serves as the independent chairperson of our Board of Directors. Our Board of Directors believes that Mr. Talwalkar’s deep technology knowledge and extensive experience in executive and board leadership roles at other technology companies make him well qualified to serve as chair of our Board of Directors.

Our Corporate Governance Guidelines provide that there will at all times be a majority of independent directors on our Board of Directors. A majority of our current directors are independent (eight out of nine of our current directors). Our independent directors conduct regular executive sessions. All committees of the Board of Directors are composed of independent directors.

In evaluating potential members of the Board of Directors, including directors who are eligible for re-election, our Nominating and Corporate Governance Committee takes into account professional expertise and education as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors.

Comprehensive risk oversight practices and review of internal controls	Thorough annual stockholder engagement process	Corporate sustainability matters
Our Board of Directors oversees our comprehensive risk oversight practices, including:
•cybersecurity and data privacy,
•AI,
•compensation,
•legal and regulatory matters, and
•other critical evolving areas.
Our Board of Directors executes its oversight responsibility directly and through its committees, particularly the Audit Committee and the Compensation and Human Capital Management Committee.

We regularly engage in discussions with our stockholders, taking a proactive approach to ongoing investor outreach throughout the year and maintaining an active investor relations program to nurture long-term relationships with the investment community.
We greatly value the insights of our stockholders and seek to engage in meaningful dialogue by soliciting input on topics of interest for discussion, offering investors the opportunity to provide continuous insights and feedback regarding our business.

Our Nominating and Corporate Governance Committee oversees iRhythm’s strategies, activities, risks and opportunities related to sustainability matters.
Robust Board evaluation process	Declassified Board of Directors	Ownership guidelines
Our Board of Directors and each of its committees conducts annual self-evaluations to assess performance. Such evaluations help inform board practices and assist the Board of Directors and its committees in identifying how it can improve.
	Each member of our Board of Directors serves a one-year term and is subject to re-election at each annual meeting.	Each member of our Board of Directors is required to comply with robust stock ownership guidelines.

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Proxy Statement Summary
Board of Directors Highlights
Our Board of Directors was composed of eight directors during 2025, is currently comprised of nine directors, and will be comprised of nine directors following the Annual Meeting. Our directors each serve a one-year term and are subject to re-election at each annual meeting. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
Director Nominee Composition
1.Age determined as of March 27, 2026.

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Proxy Statement Summary
Director Nominee Experience Matrix
Our director nominees possess relevant individual experience, qualifications and skills that allow the Board of Directors to effectively oversee the company’s strategy and management. Our directors’ principal areas of expertise include:

Expertise, Experience, & Skills	Definition	Talwalkar	Blackford	Bodaken	Ling	Bairey Merz, M.D.	O'Boyle	McGinnis	Patten	Yoor	% of Director Nominees
Healthcare/ medical device industry	Management-level experience in an industry involving healthcare products or services, including medical devices and IDTF/MCT services.		●	●	●	●	●	●	●	●	89%
Technology and data security	Significant experience or expertise in the use and deployment of technologies to facilitate business objectives, including cybersecurity and data privacy.	●							●	●	33%
Marketing & commercial	Significant strategic or management experience in the sales and marketing of medical devices and/or provision of services as an IDTF, and an understanding of the reimbursement environment in the United States and regions the company has identified as potential areas for growth and expansion.		●			●	●		●		44%
Senior leadership	Experience in a senior management position, preferably a C-level executive (i.e., chief executive officer, etc.), at a publicly traded or private company with global operations, or other large complex organization (such as government, academic institution or not- for-profit).	●	●	●	●	●	●	●	●	●	100%
Finance	Significant experience in senior management positions, preferably a C-level executive (i.e., chief executive officer, chief financial officer or chief accounting officer, etc.), requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions or risk management from a financial perspective.	●	●	●			●	●		●	67%
Public company governance	Experience in and understanding of the Board of Directors’ oversight and fiduciary responsibilities and other key corporate governance matters for public companies in the healthcare and/or medical device industry, including legal and regulatory obligations and risks.	●	●	●	●		●	●		●	78%
Global operations	Significant strategic or management experience in an organization that operates internationally, especially on a broad basis and/or in the geographic regions the company has identified as potential areas for growth and expansion.	●	●		●		●	●	●	●	78%
Medical experience	A medical degree and significant work experience as a cardiac EP or cardiologist or expertise with personalized health care.					●					11%
Regulatory & compliance	Significant work experience with relevant regulatory requirements involving the development and distribution of medical devices or the development and provision of IDTF/MCT services.					●					11%
Human capital management	Significant work experience in senior management positions with responsibility for, or to oversee, the Human Resources function (i.e., Chief Human Resources Officer or Chief Executive Officer with a Chief Human Resources Officer as a direct report) for an organization that operates in the US and internationally, including responsibility for attracting, developing, motivating and retaining high-quality people, compensation, inclusion and belonging, and succession planning.	●	●	●	●		●	●	●	●	89%
Enterprise risk management	Experience overseeing corporate risk management process, including the effective identification, prioritization, and management of a broad spectrum of risks relevant to the company.	●	●	●			●	●		●	67%
Corporate sustainability	Experience in environmental, social and broader governance matters to facilitate the long-term sustainability of the company’s business and enable the company to address the needs of various stakeholders.	●		●	●		●	●	●		67%

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Proxy Statement Summary
Corporate Sustainability Highlights

At iRhythm we believe that effectively managing sustainability risks and opportunities drives business success, and that when fully integrated into the business, sustainability can provide a competitive advantage. During 2024, we refreshed our priority assessment to ensure we are aligning with the issues that matter most to our business and stakeholders. Our assessment resulted in 11 sustainability topics that have the greatest impact to our business. Please refer to “iRhythm’s Approach to Corporate Sustainability” section of this report and our most recent sustainability report for details on the priority assessment and results.
We continue to maintain the “Prime” status that was first awarded to iRhythm during 2023 by Institutional Stockholder Services group of companies (ISS). Prime status is for companies achieving what ISS determines to be best in class sustainability performance, based on sector exposure to sustainability impacts. Over the past two years, we made significant progress in many aspects of our sustainability strategy. Please refer to our most recent sustainability report for detailed discussions of various accomplishments. Below are a few highlights.

•Completed Scope 3 greenhouse gas emissions inventory
•Published Carbon Reduction Plan for UK subsidiary
•Achieved 92.3% diversion from landfill in 2025
•Obtained ISO 14001:2015 Certification
•Two new Employee Resource Groups (ERG) added
•Published Supplier Code of Conduct
•Published Conflict Minerals Policy
•Refreshed Code of Conduct
We continue to work as an organization to advance our strategic sustainability roadmap by pursuing sustainability work streams and intend to share additional progress moving forward.
Our strategic sustainability roadmap is continuously evolving based on progress, feedback, and business and external environment changes, and as we move forward, we plan to regularly review and revisit our sustainability priority topics, our sustainability measures and initiatives, and any sustainability goals so that we can dynamically support the success of our business by addressing those topics, that make our business more sustainable. We believe that advancing the interests of our stakeholders supports the sustainability and success of our business, and so as we implement our sustainability program, we plan to regularly consult internal and external stakeholders to take into account the views and perspectives of those groups that are critical to our business and which we impact by virtue of operating our business, our employees, customers, suppliers, investors, communities and others.

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Corporate Governance Standards and Director Independence
Corporate Governance Standards and Director Independence
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Principles
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Among other things, our Corporate Governance Guidelines provide:
•To satisfy their duty in overseeing company management and the ethical operation of the company, the directors will take a proactive, focused approach to their position, and set standards to ensure that the company is committed to business excellence, ethical and honest conduct, and highest levels of integrity.
•There will, at all times, be a majority of independent directors serving on the Board of Directors. Eight out of nine of our director nominees at the time of the Annual Meeting are independent.
•The Board of Directors shall have responsibility for succession planning concerning the Chief Executive Officer and the company’s named executive officers (NEOs), and the Compensation and Human Capital Management Committee shall plan for and conduct reviews with respect to succession planning for other key employees identified by the Chief Executive Officer.
•The Audit Committee, the Compensation and Human Capital Management Committee and the Nominating and Corporate Governance Committee must each be, and currently are, composed of independent directors.
•The Nominating and Corporate Governance Committee and the Board of Directors will evaluate each individual director or potential director in the context of the membership of the Board of Directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests.
Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking “Governance Documents and Charters” in the “Governance” section of our website.
Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted.
Board of Directors and Committee Self-Evaluations
Throughout the year, our Board of Directors discusses corporate governance practices with management and third-party advisors, including the company’s outside legal counsel, to ensure that the Board of Directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process established and implemented by our Nominating and Corporate Governance Committee, the Board of Directors and each committee thereof conduct an annual self-evaluation in order to determine whether the Board of Directors and its committees and directors are functioning effectively. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for this evaluation, as well as considering other corporate governance principles that may, from time to time, merit consideration by the Board of Directors.
The assessment of the Board of Directors is administered by the chairman of the Board of Directors and the chairman of the Nominating and Governance Committee, and Committee assessments are administered by the applicable chairperson of each committee. The Board of Directors and committees assess, on an annual basis, several factors they believe to be essential in the effective performance of the Board of Directors and each committee, including:
•overall effectiveness of the Board of Directors and its committees, including in relation to progress in addressing the annual board or committee priorities;
•structure and composition of the Board of Directors and committees, including with respect to director independence and skills;
•effective oversight and risk management;
•sufficient and substantive communications between the Board of Directors and the company’s management;
•facilitation of board impact on stockholder value creation; and
•suggested improvements and best practices for the Board of Directors or committees.

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Corporate Governance Standards and Director Independence

The Nominating and Corporate Governance Committee reviews evaluations of the Board of Directors, and each committee reviews its respective report. All evaluation responses are shared with the full Board of Directors. Following the annual evaluation process, the Board of Directors and its committees assess the opportunities and suggestions provided in the feedback received and implement updates and changes as appropriate.
Board Nomination Process
The Board of Directors considers any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the company’s bylaws.
In accordance with the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee determines, and make recommendations to the full Board of Directors, regarding the desired qualifications, qualities, skills and other expertise required to be considered in selecting nominees for director. Key considerations include character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board of Directors and skills that are complementary to the Board of Directors, an understanding of the company’s business, an understanding of the responsibilities that are required of a member of the Board of Directors, other time commitments, diversity with respect to professional background, education, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors.
Further, the Nominating and Corporate Governance Committee searches for, identifies, evaluates, and recommends for the selection by the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors consistent with the company’s director criteria, as included in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee then reviews any candidates recommended by stockholders, provided such stockholder recommendations are made in compliance with the Corporation’s bylaws and its stockholder nominations and recommendations policies and procedures. The Nominating and Corporate Governance Committee shall select prospective members of the Board of Directors that are of high character and integrity. As stated in our Corporate Governance Guidelines, the composition of the Board of Directors should reflect a diversity of background and experience to best perpetuate the success of the business and represent stockholder interests.
Board Succession
The Nominating and Corporate Governance Committee evaluates the current size, composition, organization and governance of the Board of Directors and its committees, determines future requirements and makes recommendations to the Board of Directors for approval consistent with our director criteria.
As part of the refreshment process for the Board of Directors, the Nominating and Corporate Governance Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election and recommends for the selection by the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the company’s annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected.

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We also develop and review periodically the policies and procedures for considering stockholder nominees for election to the Board of Directors, and we evaluate and recommend termination of membership of individual directors for cause or for other appropriate reasons.
The Nominating and Corporate Governance Committee does not have a written policy on the consideration of director candidates recommended by stockholders. It is the view of the Board of Directors that all candidates, whether recommended by a stockholder or the Nominating and Corporate Governance Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board of Directors and its committees. The established criteria for persons to be nominated for election to the Board of Directors and its committees, taking into account the composition of the Board of Directors as a whole, at a minimum, includes:
•character, professional ethics and integrity, judgment, and business acumen;
•proven achievement and competence in the candidate’s field;
•the ability to exercise sound business judgment;
•tenure on the Board of Directors and skills that are complementary to the Board of Directors;
•an understanding of the company’s business;
•an understanding of the responsibilities that are required of a member of the Board of Directors;
•other time commitments;
•professional background, education, and other individual qualities and attributes that contribute to the comprehensiveness of viewpoints and experience represented on the Board of Directors; and
•for incumbent members of the Board, the past performance of the incumbent director.
In addition, the Nominating and Corporate Governance Committee and the Board of Directors consider a candidate’s experience in the healthcare industry and other relevant industries. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board of Directors with regard to these factors change from time to time to take into account changes in the company’s business and other trends, as well as the portfolio of skills and experience of current and prospective members of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors review and assess the continued relevance of and emphasis on these factors as part of the Board of Directors’ annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board of Directors’ goal of creating and sustaining a Board of Directors that can appropriately support and oversee the company’s activities.
Independence of Directors
The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an

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audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that each of our directors other than Mr. Blackford are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to the company and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors shall be free, in accordance with our bylaws, to choose its chairperson in any way that it considers in the best interests of our company, and in making this determination, directors may take into consideration the interests of other stakeholders.
Currently, our Board of Directors believes that it should maintain flexibility to select the chairperson of our Board of Directors and adjust our board leadership structure from time to time.

Abhijit Talwalkar	Quentin Blackford
Independent Chairman of the Board of Directors since May 2016	Chief Executive Officer since October 2021
Our Board of Directors believes that Mr. Talwalkar’s deep technical knowledge and extensive experience in executive and board leadership roles at other technology companies make him well qualified to serve as chair of our Board of Directors.	As CEO, Mr. Blackford manages the business of the company and executes the strategy developed with our Board of Directors.
Our Corporate Governance Guidelines also provide that, when the Board of Directors does not have an independent chairperson, our Board of Directors will appoint a “lead independent director.” In the event a lead independent director is appointed, he or she will be responsible for calling separate meetings of the independent directors, serving as chairperson of meetings of independent directors, serving as the principal liaison between the chairperson of the Board of Directors and the independent directors, being available for consultation and direct communication with major stockholders as requested and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management directors or management to promote open and honest discussion. Our independent chairman, Mr. Talwalkar, is the presiding director at these meetings.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Human Capital Management Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking on “Governance Documents and Charters” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

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Current Members1-4	Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Abhijit Talwalkar
C. Noel Bairey Merz, M.D.
Bruce Bodaken
Karen Ling
Karen McGinnis[2]
Kevin O'Boyle[2]
Jason Patten[3]
Brian Yoor
Total Meetings Held in 2025	6	6	4
Average Meeting Attendance[1]	100%	100%	100%
1. Ralph Snyderman, MD served as a director in 2025 until his retirement on July 7, 2025. Dr. Snyderman was a member of the Audit Committee and attended 100% of the meetings of the Audit Committee until his retirement. Mark Rubash served as a director in 2025 until his retirement on July 7, 2025. Mr. Rubash was a member of the Audit Committee and the Nominating and Corporate Governance Committee and attended 67% of the meetings of the Audit Committee and 50% of the meetings of the Nominating and Corporate Governance Committee until his retirement.
2. Mr. O'Boyle and Ms. McGinnis joined the Board and the committees noted in July 2025.
3. Jason Patten joined the Board and the Audit Committee in March 2026.
4. Mojdeh Poul did not stand for re-election at our 2025 Annual Meeting of Stockholders which occurred on May 28, 2025. Ms. Poul was a member of the Audit Committee and attended 100% of the meetings of the Audit Committee during 2025 until our 2025 Annual Meeting of Stockholders.
Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year; they also hold special meetings and act by written consent from time to time. During 2025, our Board of Directors met four times, the Audit Committee met six times, the Compensation and Human Capital Management Committee met six times, and the Nominating and Corporate Governance Committee met four times. During 2025, each member of our Board of Directors, other than Mark Rubash who resigned from our Board of Directors in July 2025, attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. All then-current directors attended the 2025 annual meeting of stockholders.
Audit Committee
In 2025, our Audit Committee was composed of Mark Rubash, Ralph Snyderman, MD and Brian Yoor from January 1 to July 6, 2025 and Karen McGinnis, Kevin O'Boyle, and Mr. Yoor from July 7, 2025 to present. Jason Patten joined the Audit Committee on March 12, 2026 following his appointment to the Board of Directors. Following the Annual Meeting, the Audit Committee will be comprised of Ms. McGinnis, Mr. O'Boyle, Mr. Patten and Mr. Yoor, if elected. Mr. Yoor is the chair of our Audit Committee. The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially proficient. In addition, our Board of Directors has determined that Mr. Yoor is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our Audit Committee and our Board of Directors.
Our Audit Committee is responsible for, among other things, overseeing:
•our accounting and financial reporting processes and internal controls over financial reporting, as well as the audit and integrity of our financial statements;

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•the qualifications, independence and performance of our registered public accounting firm;
•the design, implementation and performance of our internal audit function, if any;
•our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
•all matters related to the security of and risks related to computerized information and technology systems across our company, as well as by product (including privacy, data security, and cybersecurity matters); and
•our enterprise risk management program, policies and procedures.
Compensation and Human Capital Management Committee
Our Compensation and Human Capital Management Committee is composed of C. Noel Bairey Merz, M.D., Bruce Bodaken, Karen Ling and Abhijit Talwalkar. Ms. Ling is the chair of our Compensation and Human Capital Management Committee. The members of our Compensation and Human Capital Management Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our Compensation and Human Capital Management committee is responsible for, among other things:
•providing oversight of our compensation policies, plans and benefits programs and overall compensation philosophy;
•overseeing our strategies and policies related to the management of human capital;
•discharging the Board of Directors’ responsibilities relating to (1) review and recommendations to the Board of Directors regarding the compensation of our Chief Executive Officer and the non-employee directors and (2) the evaluation and approval of compensation of the other individuals who are deemed to be “executive officers” under Rule 3b-7 and “officers” under Rule 16a-1(f) promulgated under the Exchange Act (the "executive officers"); and
•administering our cash- and equity-based compensation plans for our directors, executive officers, and employees and granting equity awards pursuant to plans approved by our stockholders or outside of such plans.
Our Board of Directors has also established an equity award grant committee that is composed of our Chief Executive Officer, our Chief Financial Officer and our Chief People & Capability Officer to make ordinary course equity awards grants to employees that are not our executive officers or non- employee directors, subject to certain limitations on the equity grant amounts per grantee and aggregate grant amounts.
Compensation and Human Capital Management Committee Interlocks and Insider Participation
None of the members of the Compensation and Human Capital Management Committee in 2025 was at any time during 2025 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2025, none of our executive officers served as a member of our Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Human Capital Management committee.
Nominating and Corporate Governance Committee
In 2025, our Nominating and Corporate Governance Committee was composed of Bruce Bodaken, Mark Rubash and Mr. Talwalkar from January 1, 2025 to July 6, 2025 and Bruce Bodaken, Kevin O'Boyle and Abhijit Talwalkar from July 7, 2025 to the end of the year. Following the Annual Meeting, the Nominating and Corporate Governance Committee will be comprised of Mr. Bodaken, Mr. O'Boyle and Mr. Talwalkar, if elected. Mr. Bodaken is the chair of our Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•assisting the Board of Directors in identifying, considering and recommending candidates for membership on the Board of Directors;
•recommending members for each committee of the Board of Directors;
•developing, recommending and assisting the Board of Directors in maintaining corporate governance policies applicable to the company, and any related matters required by applicable securities laws;
•ensuring the evaluation of the Board of Directors, as led by the Chairman of the Board, occurs annually;
•advising the Board of Directors on other corporate governance matters;
•overseeing our strategies, activities, risks and opportunities related to corporate responsibility and sustainability matters;
•reviewing and monitoring our quality systems and programs and related regulatory compliance; and
•reviewing and monitoring key public policy trends, issues, regulatory matters and other concerns that may affect the company.
Our Board of Directors’ Role in Risk Oversight

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Our Board of Directors has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks.

Board of Directors
Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, as well as reports from other third-party experts from time to time, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Board Committees
Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management.
Our Audit Committee reviews our major financial and enterprise risk exposures, including technology, privacy, cybersecurity and other information technology risks, among other things, discusses with management, our independent auditor and our internal auditor guidelines and policies with respect to risk assessment and risk management.

Our Compensation and Human Capital Management Committee evaluates our major compensation-related and talent succession risk exposure and the steps management has taken to monitor or mitigate such exposures.
Our Nominating and Corporate Governance Committee assesses risks relating to regulatory compliance and corporate sustainability matters.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach. Each committee of our Board of Directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.
Oversight of Artificial intelligence Strategy
Our Board of Directors oversees our artificial intelligence (AI) strategy, governance, and risk management. The full Board of Directors receives regular updates on AI strategy and key risks, including data governance, cybersecurity, regulatory developments, and ethical considerations. iRhythm has adopted principles for the responsible use of AI, and the Board monitors management’s implementation of these principles. The Board of Directors also considers AI expertise in its director nomination process and participates in ongoing education regarding AI developments.
Cybersecurity and Privacy Risk Oversight
Cybersecurity is an important part of our risk management at iRhythm. Our cybersecurity program includes mitigating risks for our company and for other companies that may have access to our data and systems. Our Board of Directors recognizes the critical importance of maintaining the trust and confidence of our customers, clients, business partners, and employees. The risk oversight responsibility of our Board of Directors and its committees is supported by our cybersecurity management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include risks from cybersecurity threats as well as competitive, economic, operational, financial, legal, regulatory, privacy, compliance, and reputational risks, among others. We understand that our customers, patients, and stakeholders entrust us with sensitive data, including Protected Health Information, and we take this responsibility seriously.
Our Board of Directors has an important role in the oversight of our cybersecurity risk management and strategy and has delegated certain components of such oversight related to the security of and risks related to computerized information and technology systems across the organization, as well as by risk area (including privacy, data security, and cybersecurity matters), to the audit committee, which regularly interacts with our Chief Information Security Officer (“CISO") and Chief Risk Officer (“CRO”). We also regularly engage external parties to assist in the review of our cybersecurity risk oversight processes.
We have established policies to govern the security of our systems and the protection of customer and patient data, which include regular system updates and patches, employee training on cybersecurity and HIPAA best practices, incident reporting, and the use of

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encryption to secure sensitive information. Our Cybersecurity department, which reports to our CISO, is responsible for our cybersecurity program and our Global Risk & Integrity department, which reports to our CRO, is responsible for our privacy program as further discussed below. To identify, assess, and manage material cybersecurity risks, our Cybersecurity team uses a cybersecurity risk assessment process aligned with leading frameworks such as the National Institute of Standards and Technology’s (“NIST”) Cybersecurity Framework and HIPAA. To ensure appropriate and consistent risk evaluation and decision-making processes among our Cybersecurity and Global Risk & Integrity departments, we utilize an Adjusted Risk Rating (“ARR”) system that considers certain attributes that represent impact to the Company, and we prioritize our actions based on our ARR system. Our cybersecurity risk assessment program provides the underlying basis for the activities our Cybersecurity and Global Risk & Integrity departments take to identify and mitigate risks from, as well as develop risk management and response strategies for, evolving and emerging cybersecurity threats.
In addition, we also regularly perform phishing tests on our employees and review our training plan at least annually for appropriate updates to address results from this testing. Further, we are focused on building and maintaining a positive cybersecurity culture through a combination of trainings, educational tools, videos, and other cybersecurity awareness initiatives. On top of annual information security awareness training for our employees, we also provide focused training for certain departments. Our security training incorporates awareness of cyber threats (including malware, ransomware, and social engineering attacks), password hygiene, and incident reporting process, as well as physical security best practices.
We engage in the periodic assessment of our policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, internally and through assessments by external providers. These efforts include a wide range of activities, including audits, assessments, tabletop exercises, threat modeling, vulnerability testing, penetration testing, and other exercises focused on evaluating the effectiveness of our cybersecurity measures and planning. Assessments by external providers of our cybersecurity measures include information security maturity assessments, audits, and independent reviews of our information security control environment and operating effectiveness. The results of such internal and external assessments, audits, and reviews are reported to the audit committee and the Board of Directors, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.
In addition to the assessment of internal cybersecurity risks, we have implemented processes to oversee and identify risks from cybersecurity threats associated with our use of third-party service providers that have access to our data and systems, including payors and IDTFs. These processes include vetting of service providers for security, reliability, and availability; execution of a Business Associate Agreement with each provider for compliant management, storage, or processing of PHI; and confirmation by each service provider that its SOC-2 reports, or equivalent reports, are current and available, where applicable. In the event a service provider does not have a current and available SOC-2 or equivalent report, we complete a risk-based review of the service provider’s cybersecurity risk management and advise relevant business stakeholders of any significant identified risks.
Based on our Board of Directors’ and management’s review of risks associated with cybersecurity threats, we have concluded that, to date, there have been no cybersecurity threats which have materially affected or are reasonably likely to materially affect our company, including our business strategy, results of operations, or financial condition. If we were to experience a material cybersecurity incident in the future, such incident may have a material effect, including on our business strategy, operating results, or financial condition. For more information regarding cybersecurity risks that we face and potential impacts on our business related thereto, see the risk factor titled “Cybersecurity risks, including those involving network security breaches, services interruptions and other incidents affecting the confidentiality, integrity or availability of our data and systems, could result in the compromise of confidential data or critical systems and give rise to potential harm to our patients, remediation costs and other expenses, expose us to liability under HIPAA, breach notification laws, consumer protection laws, or other common law theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business and operations.” in our Annual Report on Form 10-K for the year ended December 31, 2025.
Cybersecurity and Privacy Risk Governance
As described above, our Board of Directors has an important role in the oversight of the Company’s cybersecurity risk management and strategy, with certain components of such oversight, including matters related to the security of and risks related to computerized information and technology systems, delegated to the audit committee.
At the management level, our Cyber Security and Risk departments work together to monitor our cybersecurity and risk programs, reporting to our CISO and CRO, respectively. Our CISO currently leads a team of cybersecurity professionals, has held leadership roles in the Cybersecurity team since joining us in 2019, and has over fifteen years of management experience within cybersecurity teams. Our CRO has held leadership roles in internal audit and risk for over a decade, including most recently as CRO of another public company.
Individuals in our Cybersecurity and Global Risk & Integrity departments regularly monitor the prevention, detection, mitigation and remediation of cybersecurity incidents. We have implemented procedures by which any identified or potential cybersecurity risk is communicated to the CISO promptly and discussed in regular team meetings generally held several times per week. Risks are escalated to the CRO and other members of management in accordance with our incident response and reporting policy.

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Our CISO reports cybersecurity-related matters twice annually to the audit committee, and promptly reports any significant cybersecurity developments or incidents to our management, who may similarly escalate to the audit committee. These periodic updates include updates on our cybersecurity risk posture, including material risk assessments, the status of any projects to improve our information security systems, and the emerging cybersecurity threat landscape. The audit committee’s reviews may also include presentations by members of senior management, as well as briefings with other internal and external subject-matter experts to help broaden the Board of Directors’ understanding of the latest cybersecurity issues and the latest regulatory and threat landscapes. Additionally, the audit committee monitors our progress to address cybersecurity risks and opportunities, as well as cybersecurity incident response and recovery metrics. Our management also periodically engages external service providers to conduct objective assessments of our cybersecurity program, and results of such assessments are directly reported to the audit committee. Finally, the audit committee reports out to the larger Board of Directors periodically on the company’s cybersecurity risks and posture.
Stockholder Engagement
Our Board’s Commitment to Stockholder Engagement
We regularly engage in discussions with our stockholders, taking a proactive approach to ongoing investor outreach throughout the year and maintaining an active investor relations program to nurture long-term relationships with the investment community. We greatly value the insights of our stockholders and seek to engage in meaningful dialogue by soliciting input on topics of interest for discussion, offering investors the opportunity to provide continuous insights and feedback regarding our business. Our Board of Directors is regularly briefed on stockholder feedback on a wide range of topics, and this feedback to our Board of Directors is instrumental to our strategic decision-making process.
Our core stockholder engagement team is comprised of company personnel with varied areas of expertise, including:
•corporate strategy,
•corporate governance,
•financial performance,
•sustainability and risk management, and
•management compensation.
As needed during each engagement, this core team may be supplemented by various subject matter experts, including members of our Board of Directors, to ensure informed and meaningful conversations on the topics most important to each investor. During 2025, we met with 314 unique investors through regular investor outreach as well as participation in 17 investor conferences and events, resulting in stockholder engagement with investors representing approximately 65.2% of our shares outstanding as of December 31, 2025.

We Met With	Types of Engagement	Topics Discussed
314 unique investors, representing approximately 65.2% of our shares outstanding	•Regular year-round investor outreach •Participation in 17 investor conferences and events	•Business and performance results •Corporate governance •Sustainability •Compensation practices
These meetings were held with the objective of:
•Providing visibility and transparency into our business, our performance and our corporate governance, sustainability and compensation practices
•Discussing with stockholders the issues that are important to them, hearing their expectations for us and sharing our views
•Assessing emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices

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iRhythm's Comprehensive and Continuous Stockholder Engagement Program

Leading up to our annual meeting, we engage with stockholders to seek feedback on our initiatives, disclosures, and annual meeting proposals.	Following our annual meeting, we reach out to investors to better understand their votes and garner feedback for future disclosures.	In the fall, we engage in discussions regarding executive compensation and broader sustainability topics, including inclusion and belonging, innovation and AI initiatives, environmental programs, and enterprise risk management.	After engagement, we review detailed stockholder feedback and recommend potential changes to corporate governance, executive compensation programs, and proxy disclosure enhancements.
Key features of our stockholder engagement include year-round outreach, regular engagements, ongoing reporting of stockholder input to our management and the Board of Directors, and stockholder-driven improvements. The below table provides a snapshot of our ongoing engagement process and outcomes over the past few years.

Board Involvement
Our Lead Independent Director as well as our Compensation and Human Capital Management Committee Chair are available for investor engagement and represent the Board of Directors in communications with stockholders, including participating in joint corporate governance and investor relations meetings. We deliver regular and detailed feedback to our Board of Directors regarding stockholder meetings.

Key Responsive Actions Taken by the Board Following Investor Engagement
Stockholder feedback is delivered to our Board, is thoughtfully considered, and has led to modifications in our executive compensation programs, governance practices and disclosure. Some of the actions we have taken that are informed by stockholder feedback over the last several years include:
•Declassified board in 2022 such that directors are elected to one-year terms, reflecting our commitment to stockholder responsiveness
•Enacted extensive leadership changes from 2021 to 2025 to drive business transformation and foster an environment of quality, integrity, and excellence
•Released inaugural corporate sustainability report in 2020, inclusive of comprehensive sustainability strategy roadmap informed by our sustainability priority assessment, with a commitment to releasing updates on a regular cadence
•Removed “evergreen” provision of our 2016 Equity Incentive Plan in November 2024 to address stockholder concerns around potential dilution
•Updated executive equity compensation targets in 2023 to include a TSR modifier to further align management incentives with stockholder interests
•Updated 2025 executive compensation annual goals to include achievement of remediation activities tied to ongoing regulatory challenges
•Enhanced disclosure of short-term incentive targets
•Increased mix of short-term incentive toward profitability improvements

Investor Relations & Senior Management
Our Investor Relations team regularly meets with stockholders, prospective investors and investment analysts at conferences, during one-on-one meetings, and during group meetings throughout the year. These meetings often include participation by management, including our CEO, CFO and other business leaders. In 2025, management and our investor relations team met with 314 investment firms, analysts and other investors, which included stockholders representing approximately 65.2% of our shares outstanding as of December 31, 2025.
To learn more about our engagement, please visit our Investor Relations website at https://investors.irhythmtech.com/

Governance Engagement at iRhythm
We engage with governance representatives of our stockholders through conference calls that occur during and outside of the proxy season. Members of the corporate governance, investor relations and executive compensation groups discuss, among other matters, Company performance, emerging governance practices related to our Company, reasons behind a stockholder’s voting decisions at prior stockholder meetings, executive compensation practices and sustainability strategy and framework.

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Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our chairperson) may do so in writing, delivered to the Corporate Secretary by registered or overnight mail at our principal executive office.
All communications are reviewed by the Corporate Secretary, in consultation with appropriate directors, as necessary, and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
iRhythm Holdings, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
Attn: Corporate Secretary
Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all members of our Board of Directors, officers, and employees. Our Code of Business Conduct is posted on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com under “Governance Documents and Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct by posting such information on our website at the address and location specified above.

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Corporate Sustainability
Corporate Sustainability
At iRhythm we believe that effectively managing sustainability risks and opportunities drives business success, and that when fully integrated into the business, corporate sustainability can provide a competitive advantage.
Our sustainability strategy is focused on issues that:

Are aligned with our mission	Are important to our stakeholders	Have potential to significantly affect our business growth, finances, and/or reputation
Our Board of Directors and management believe in transparent and open communication with our stakeholders. We routinely communicate with stakeholders on various topics, including financial performance, capital allocation plans, corporate governance, and sustainability-related initiatives. We also seek input from employees on sustainability priorities and provides them with updates on progress of our initiatives. Management also participates in investor conferences and conducts roadshows.
We continuously review our sustainability program throughout the year. In 2024, we refreshed our priority assessment, conducted peer benchmarking and gap analysis, and engaged with stakeholders.
Corporate Sustainability Priority Topics
During 2024, we refreshed our priority assessment to ensure we are aligning with the issues that matter most to our business and stakeholders. We conducted desktop research and external benchmarking to refresh corporate sustainability topics that are relevant to our company, industry, and key stakeholders. We identified 31 relevant sustainability issues and opportunities through data collection from a variety of sources and methods.
To ensure comprehensive input into our priorities, we increased the number of internal stakeholders (Board members, employees spanning cross-functional groups) that were engaged as part of the 2024 assessment. For the 2024 assessment, we also obtained input from our suppliers that constituted approximately 60% of our 2024 direct spend. These insights further sharpened the focus of our sustainability strategy while aligning to our corporate strategy, risks and opportunities. Please refer to our 2025 Corporate Sustainability report for more details about our priority assessment approach and progress across various areas. iRhythm’s assessment resulted in 11 sustainability topics that have the greatest impact to our business.

Environmental	Social	Governance
•Greenhouse Gas Emissions and Climate Risks and Opportunities •Product Sustainability	•Access to Healthcare •Affordability and Price Transparency •Human Capital Management •Inclusive Culture •Philanthropy and Impact	•Business Ethics and Compliance •Data Security •Enterprise Risk Management and Business Continuity Planning •Product Development and Safety
Environmental Sustainability
We recognize that environmental sustainability is integral to producing world-class products, and we see environmental sustainability and efficiency as important sources of value creation at iRhythm.
Having a strong sustainability program in place is important to meet the growing expectations of our stakeholders, including patients, providers and stockholders. And we see our sustainability strategy as a key cost saving initiative, where reductions in the amount of materials used in our products, improvements in the energy efficiency of our products and expanding circularity measures at the end of our product lifecycle help to improve our bottom line.

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Corporate Sustainability
Our environmental sustainability strategy covers our own operational footprint, including our limited use of energy and water, efforts to minimize the amount of waste generated and managing climate-related risks and greenhouse gas emissions. As the leading provider of single-use cardiac diagnostic devices, our sustainability strategy also includes efforts to minimize the environmental impact of our products. As part of this mission, we have achieved a 92.3% landfill waste diversion rate as of the end of 2025, an improvement from our landfill waste diversion rate as of the end of 2024, and we continue to footprint our carbon emissions. We are continually improving our environmental, health and safety program through benchmarking and the adoption of better practices.

Program	Unit	2025	2024
Health & Safety
Lost Time Injury Frequency Rate (LTIFR)	# of lost time injuries per 1,000,000 hours worked.	0.20	0.14
Total Recordable Incident Rate (TRIR)	# recordable incidents per 100 FTEs.	0.88	0.34
Days Away, Restricted, or Transfer (DART)	# of injuries and/or illnesses per 100 FTEs that result in days away from work, job restriction, or job transfer.	0.29	0.29
Fatalities	#	0	0
Environment
Environmental Regulatory Inspections across Locations	#	0	0
Environmental Notices of Violations across Locations	#	0	0
Landfill Waste Diversion Rate	Percentage of waste that is recycled, composted, or otherwise diverted from landfill disposal.	92.3%	89.5%
Electricity Consumption across our Locations	MWh	1,144.05	2,316.04
Water Consumption in Manufacturing Location(s)	CCF	3,580.00	1,819.00
Scope 1 GHG Emissions	(mtCO2e)	9.01	9.01
Scope 2 GHG Emissions (Location based)	(mtCO2e)	664.72	644.11
Corporate Sustainability Oversight
Given the importance of sustainability to the long-term success of our business, our Board and its committees play a critical role in overseeing Sustainability matters. Our Board of Directors oversees the adoption and implementation of our sustainability initiatives, and the Board’s Nominating and Governance Committee is responsible for oversight of sustainability matters.
Our CRO leads our global sustainability vision and strategy. Periodic updates on progress on sustainability initiatives are provided to the Nominating and Corporate Governance Committee and at least annual updates to the Board of Directors. Throughout the year, our CRO and the Chair of the Nominating and Corporate Governance Committee communicate on status of initiatives and emerging sustainability topics.

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Corporate Sustainability

Board of Directors
Our Board of Directors is responsible for (i) oversight of sustainability risks and opportunities and (ii) the integration of sustainability into strategy, to the extent material to the business.
Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
The Audit Committee reviews and discusses with management, our independent auditor, our major financial and information technology risk exposures and the steps management has taken to monitor and control those exposures.
The Audit Committee also, at least annually, updates the Board of Directors on information technology cybersecurity control environment.
The Audit Committee also oversees our business continuity and disaster preparedness planning.

The Compensation and Human Capital Management Committee oversees our human capital management function.
The Compensation and Human Capital Management Committee has the following responsibilities with respect to sustainability:
•Periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices relating to its human capital management function, including but not limited to those relating to:
◦talent development,
◦recruiting,
◦succession planning,
◦career progression and retention,
◦inclusion and belonging,
◦culture,
◦human health and safety, and
◦total rewards.
•Periodically review and assess any human capital measures or objectives that we focus on in managing the business or are required to be disclosed by the SEC.
◦Review and discuss annually with management the risks arising from our human capital management function,
◦Review the relationship between risk management policies and human capital management, and
◦Evaluate policies and practices that could mitigate such risks.

The Nominating and Corporate Governance Committee oversees our strategies, activities, risks and opportunities related to sustainability matters.
The Nominating and Corporate Governance Committee has the following responsibilities with respect to sustainability:
•Oversee and evaluate sustainability trends, opportunities, policies, strategies, programs and our performance related to sustainability matters.
•Review our sustainability priority assessments and sustainability reports and ensure that reporting with respect to both voluntary and involuntary sustainability disclosures reflects our sustainability priorities.
•Review and evaluate our goals with respect to sustainability matters and monitor progress against these goals.
•Report to the Board of Directors for discussion, at least annually, sustainability matters that may affect our business, operations and performance, including our strategies, initiatives, policies and performance metrics with respect to sustainability matters.
•Coordinate with the Audit Committee to oversee our reporting standards with respect to sustainability matters and ensure compliance with legal and regulatory requirements, as and when appropriate.
•Oversee our engagement with relevant stakeholders on sustainability matters, which may include customers, employees and community representatives, in addition to stockholders.

Executive Oversight
Sustainability Steering Committee
The purpose of the Sustainability Steering Committee is to (i) establish programs, policies and practices relating to sustainability matters and (ii) assist the Nominating and Corporate Governance Committee in fulfilling its oversight responsibilities with respect to sustainability matters. The Sustainability Steering Committee is chaired by our Chief Risk Officer, who is the executive leader with oversight of sustainability, enterprise risk management, ethics and compliance, operationalizing global privacy initiatives, SOX compliance, internal audit, and inclusion and belonging initiatives.

Sustainability Working Groups
Our Sustainability Working Groups are responsible for tactically advancing the sustainability workstreams in our strategic roadmap.
Climate and Environmental Sustainability	Human Capital Management	Human Rights	Legal, Risk, and Disclosure

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Proposal No. 1 Election of Directors
Proposal No. 1 Election of Directors
Our Board of Directors will be composed of nine members. At the Annual Meeting, each of our director nominees will be elected for a one-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
Nominees for Director

Name of Director	Age	Position	Director Since
Quentin Blackford	47	Chief Executive Officer and Director	October 2021
Abhijit Talwalkar	62	Chairman of the Board	May 2016
C. Noel Bairey Merz, M.D.	70	Director	April 2018
Bruce Bodaken	74	Director	July 2017
Karen Ling	62	Director	November 2021
Karen McGinnis	59	Director	July 2025
Kevin O'Boyle	70	Director	July 2025
Jason Patten	50	Director	March 2026
Brian Yoor	56	Director	June 2023

Quentin Blackford

Chief Executive Officer | Director since October 2021

Age 47

Skills

- Healthcare/medical device industry
- Marketing & commercial
- Senior leadership
- Finance
- Public company governance
- Global operations
- Human capital management
- Enterprise risk management

Reason for Nomination

We believe Mr. Blackford is qualified to serve on our Board of Directors due to his experience gained from serving as our Chief Executive Officer, combined with his previous training and qualifications and the skills and experience he has developed during his extensive career in the medical devices industry.

Career Highlights

iRhythm Technologies, Inc.

- President, Chief Executive Officer and Director (October 2021 to present)

DexCom Inc., a company that develops, manufactures, produces, and distributes continuous glucose monitoring systems for diabetes management

- Various roles, the most recent one as the Chief Operating Officer (September 2017 to September 2021)

NuVasive, Inc., a medical device company for minimally invasive spine surgery

- Various roles, the most recent one as the Chief Financial Officer (February 2009 to September 2017)

Zimmer Holdings, Inc., a medical device company

- Various roles, the most recent one as the Director of Finance and Controller of the Dental Division (June 1999 to September 2009)

Other Public Company Directorships

- Alphatec Holdings, Inc. (since October 2017)
- Paragon 28, Inc. (August 2022 to April 2025, when the company was acquired by Zimmer Biomet)

Education

- Certified Public Accountant (inactive)
- Dual B.S. degrees in Accounting and Business Administration, Grace College

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Proposal No. 1 Election of Directors

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Proposal No. 1 Election of Directors

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Proposal No. 1 Election of Directors

Kevin O'Boyle

Independent | Director since July 2025

Age 70

Skills

- Healthcare/medical device industry
- Marketing & commercial
- Senior leadership
- Finance
- Public company governance
- Global operations
- Human capital management
- Enterprise risk management
- Corporate sustainability

Reason for Nomination

We believe that Mr. O'Boyle is qualified to serve as a member of our Board of Directors because of his extensive financial expertise and his business and leadership experience in the healthcare industry

Career Highlights

Advanced BioHealing Inc.

- Senior Vice President and Chief Financial Officer (December 2010 to July 2011, when it was acquired by Shire Pharmaceuticals)

NuVasive, Inc.

- Executive Vice President and Chief Financial Officer, where he helped grow the company's market capitalization from $100 million to $2 billion (January 2003 to December 2009)

ChromaVision Medical Systems, Inc. (1996 to 2002)

- Chief Financial Officer
- Chief Operating Officer

Other Public Company Directorships

- Outset Medical (since May 2025)
- Carlsmed (since July 2024)
- Nevro (March 2019 to April 2025, when it was acquired by Globus Medical)
- GenMark Diagnostics (Chairman from 2020) (March 2010 to May 2021, when it was acquired by Roche)
- Wright Medical Group (Audit Committee Chair) (June 2010 to November 2020, when it was acquired by Stryker)
- ZELTIQ Aesthetics (July 2011 to April 2017, when it was acquired by Allergan)

Education

- Completed Executive Management studies at UCLA Anderson School of Management
- B.S. in Accounting, Rochester Institute of Technology

iRhythm Committees

- Audit
- Nominating and Corporate Governance

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Proposal No. 1 Election of Directors

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Proposal No. 1 Election of Directors

Vote Required
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of C. Noel Bairey Merz, M.D., Quentin Blackford, Bruce Bodaken, Karen Ling, Karen McGinnis, Kevin O'Boyle, Jason Patten, Abhijit Talwalkar and Brian Yoor. We expect that each of C. Noel Bairey Merz, M.D., Quentin Blackford, Bruce Bodaken, Karen Ling, Karen McGinnis, Kevin O'Boyle, Jason Patten, Abhijit Talwalkar and Brian Yoor will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the virtual Annual Meeting and entitled to vote thereon, which means that the nine individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote 'FOR ALL' nominees in the election of nine directors.

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Proposal No. 1 Election of Directors
Non-Employee Director Cash and Equity Compensation
As part of its annual review, our Compensation and Human Capital Management Committee, after considering the information, analysis, and recommendation provided by our independent compensation consultant engaged at the time of such consideration, including data regarding compensation paid to non-employee directors by companies in our compensation peer group, evaluates the appropriate level and form of compensation for non-employee members of our Board of Directors and recommends changes to our Board of Directors for consideration and approval when appropriate. No changes were made to either the cash compensation or the equity compensation for 2025. The compensation of our non-employee directors is set forth in our Non-Employee Director Compensation Policy and is described below. We do not pay management directors for service on our Board of Directors.
Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services:
•$55,000 per year for service as member of the Board of Directors;
•$50,000 per year additionally for service as chair of the Board of Directors;
•$25,000 per year additionally for service as chair of the Audit Committee;
•$10,000 per year additionally for service as an Audit Committee member;
•$15,000 per year additionally for service as chair of the Compensation and Human Capital Management Committee;
•$7,500 per year additionally for service as a Compensation and Human Capital Management Committee member;
•$15,000 per year additionally for service as chair of the Nominating and Corporate Governance Committee; and
•$5,000 per year additionally for service as a Nominating and Corporate Governance Committee member.
All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation. Non-discretionary, automatic grants of restricted stock units ("RSUs") are made to our non-employee directors.
•Initial Grant. Each person who first becomes a non-employee director is granted RSUs having an approximate value equal to $300,000 (the “Initial Award”) on or after the date on which the individual first became a non-employee director. The number of shares subject to the Initial Award is calculated using the average daily closing price of our common stock during the 20 trading days ending on the grant date. The Initial Award will vest as to one-third of the shares subject to such Initial Award on each yearly anniversary of the commencement of the non-employee director’s service as a director, subject to the director’s continued service through the vesting date.
•Annual Grant. On the date of each annual stockholder’s meeting, each non-employee director is granted RSUs having an approximate value equal to $185,000 (the “Annual Award”), except that the first annual grant to be granted to Mr. Patten shall occur in 2027 as he joined our Board of Directors in March 2026. The number of shares subject to the Annual Award is calculated using the average daily closing price of our common stock during the 20 trading days ending on the grant date. The shares underlying the Annual Award will vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next annual meeting, subject to the director’s continued service through the vesting date.
The Initial Award and the Annual Awards granted under our Non-Employee Director Compensation Policy will fully vest in the event of a change in control (as defined in our 2016 Equity Incentive Plan) provided that the director remains in service through such change in control.
Pursuant to our Non-Employee Director Compensation Policy, no non-employee director may be issued, in any fiscal year, cash payments (including the fees under our Non-Employee Director Compensation Policy) with a value greater than $200,000, provided that such limit will be $300,000 with respect to any non-employee director who serves in the capacity of chair of the Board of Directors, lead outside director, or chair of the Audit Committee at any time during the fiscal year. In addition, if our 2026 Equity Incentive Plan is approved by our stockholders pursuant to Proposal No. 2 of this Proxy Statement, no non-employee director may receive, in any fiscal year, cash fees and equity awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to more than $750,000, increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director, and we anticipate that the Non-Employee Director Compensation Policy will subsequently be updated to reflect the limits in the 2026 Equity Incentive Plan.
The following tables provide information regarding all compensation awarded to, earned by, or paid to each person who served as a director during 2025, other than Mr. Blackford, our Chief Executive Officer. Mr. Blackford is not included in the tables below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Blackford as an employee is set forth in the section titled “Executive Compensation” below. Mr. Patten is not included in the tables below as he joined our Board of Directors in 2026.

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Proposal No. 1 Election of Directors

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Abhijit Talwalkar	$117,500	$191,980	$309,480
C. Noel Bairey Merz, M.D.	$62,500	$191,980	$254,480
Bruce Bodaken	$77,500	$191,980	$269,480
Karen Ling	$70,000	$191,980	$261,980
Karen McGinnis[2]	$31,440	$283,313	$314,753
Kevin O'Boyle[2]	$33,859	$283,313	$317,172
Mark Rubash[3]	$36,141	$191,980	$228,121
Ralph Snyderman, M.D.[3]	$33,560	$191,980	$225,540
Mojdeh Poul[4]	$26,429	—	$26,429
Brian Yoor	$80,000	$191,980	$271,980
1.The values of the stock awards reflect the grant date fair value of RSUs granted during 2025 and are based on the closing price of the company's common stock on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026.
2.Ms. McGinnis and Mr. O'Boyle were appointed to the Board of Directors effective July 7, 2025.
3.Mr. Rubash and Dr. Snyderman resigned from the Board of Directors effective July 7, 2025. The RSUs granted in 2025 to Mr. Rubash and Dr. Snyderman were forfeited upon their resignation.
4.Ms. Poul did not stand for re-election at our 2025 Annual Meeting of Stockholders and her term on the Board of Directors ended on May 27, 2025.
For information regarding the number of RSUs and stock options held by each non-employee director as of December 31, 2025, see the table below:

Name	Shares Underlying Option Awards Held as of December 31, 2025	Shares Underlying Restricted Stock Units Held as of December 31, 2025
Abhijit Talwalkar	13,606	1,358
C. Noel Bairey Merz, M.D.	—	1,358
Bruce Bodaken	228	1,358
Karen Ling	—	1,358
Karen McGinnis	—	2,035
Kevin O'Boyle	—	2,035
Brian Yoor	—	2,157

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
Proposal No. 2 Approval of our 2026 Equity Incentive Plan
We are asking our stockholders to approve our new 2026 Equity Incentive Plan (the “2026 Plan”) to replace our 2016 Equity Incentive Plan (the “2016 EIP”), which was adopted in connection with our initial public offering and will expire in October 2026.
If approved by our stockholders, the 2026 Plan will become effective on May 27, 2026 (the “Effective Date”), the date of our Annual Meeting. No additional shares will be issued under the 2016 EIP after the Effective Date.
Rationale For and Reasons Why the Board Recommends a Vote FOR the 2026 Plan
Our Board of Directors has determined that it is in our best interests and our stockholders’ best interests to seek approval of the 2026 Plan for the following reasons:

Reasons to Vote FOR the 2026 Plan
•Our Board of Directors believes that the 2026 Plan will enable us to continue to attract, retain and motivate talented individuals who will help achieve our goals.
•The 2026 Plan is intended to be the successor to our 2016 EIP, which was adopted in connection with our initial public offering and will expire on October 4, 2026. If the 2026 Plan is not approved by our stockholders, we may continue to issue awards under our 2016 EIP only until it expires in October 2026.
•Equity compensation is a key element of our overall compensation program. While we are judicious in our use of equity, our equity program is broad-based. We also continue to experience steady growth in our employee base, growing from approximately 2,000 employees as of December 31, 2024, to approximately 2,400 employees as of December 31, 2025. As stockholders of iRhythm, our employees are substantially aligned with our broader stockholder base to drive our long-term growth.

•If the 2026 Plan is not approved and we are no longer able to offer equity-based compensation, our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this would affect our long-term success. If the 2026 Plan is not approved, we will not be able to grant RSUs, performance-based RSUs ("PSUs"), or other forms of equity incentives and we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future success. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. If the 2026 Plan is not approved, we believe we would be at a disadvantage against competitor companies.
•Additionally, if the 2026 Plan is not approved, we would expect to again seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2027 annual stockholders meeting, which would increase costs and distract our management team from execution of our business goals.

Equity Compensation Is a Critical Element of Our Compensation Program
We believe that our future success and our ability to remain competitive are dependent on our ability to attract, retain and motivate highly qualified talent. Competition for talent in our industry is intense. The use of equity compensation, including RSUs and certain PSUs, has historically been a significant part of our overall compensation philosophy and a cornerstone of our method for attracting and retaining top caliber employees. Allowing employees to acquire or increase their ownership stake in us aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success.
A broad-based equity incentive program focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. We grant RSUs to select newly hired employees as well as to our executives and our non-employee directors. We also grant PSUs to certain of our executives, and anticipate continuing to do so in the future. This broad-based equity incentive program is an important component of our long-term

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
employee incentive and retention plan, and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.
We Carefully Consider and Forecast Our Need for Shares
Our Compensation and Human Capital Management Committee thoughtfully manages our equity incentive programs to manage long-term stockholder dilution while maintaining our ability to attract, reward and retain key talent in a competitive market. In evaluating the number of shares initially reserved for grant under the 2026 Plan, our Compensation and Human Capital Management Committee considered a number of factors, including an analysis of certain burn rate and dilution metrics.
2026 Plan Share Pool. If the 2026 Plan is approved, the 2026 Plan will include 1,690,000 shares available for grant (the “2026 Plan Pool”), reduced by the number of shares underlying any awards (the “Interim Awards”) granted under the 2016 EIP during the period starting from March 15, 2026 and ending on the Effective Date.
The proposed 2026 Plan Pool (not taking into account any Interim Awards) represents a 67.1% reduction from the remaining pool of 5,140,109 shares available for grant in our 2016 EIP as of March 15, 2026.
The 2026 Plan does not include an “evergreen” (i.e., automatic annual share pool increase) provision and any future increase in the reserved share pool for the 2026 Plan would require stockholder approval.
The 2026 Plan includes a share reserve that is smaller than the 2016 EIP’s remaining share reserve.
Potential Dilution. We are committed to effectively managing our employee equity compensation programs in light of potential stockholder dilution. For this reason, we considered both our “burn rate” and our “overhang” in evaluating the impact of the 2026 Plan on our stockholders. We define gross “burn rate” as the number of time-based equity awards granted during the year plus performance-based equity awards earned during the year, divided by the weighted average total number of shares of common stock outstanding. The burn rate measures the potential dilutive effect of our outstanding equity grants. We define “overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include RSUs and similar awards), plus shares available to be granted as equity awards, divided by the total number of shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards plus shares available for grant under our equity compensation plans.
The burn rate and overhang figures included below are based on equity awards granted under both the 2016 EIP and the 2006 Stock Plan and available for grant under the 2016 EIP and exclude potential dilution resulting from shares issued pursuant to the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). Effective February 25, 2026, our 2016 ESPP has been amended to remove the automatic share pool increase “evergreen” provision and, in 2024, we removed the automatic share pool increase “evergreen” provision from our 2016 EIP.
Although we have previously reported granted PSUs at maximum in our Annual Report on Form 10-K, for purposes of calculating burn rate below, we have included PSU grants at target.
The outstanding balance and activity for RSUs and PSUs (measured at target) for the fiscal years 2023 through 2025 is detailed as follows:

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan

	Shares Underlying RSUs	Shares Underlying PSUs (at target)[1]
Outstanding balance as of December 31, 2022	1,464,666	270,505
Granted	902,818	268,427
Vested or Earned	(621,788)	(24,282)
Forfeited	(203,666)	(43,559)
Outstanding balance as of December 31, 2023	1,542,030	471,090
Granted	614,443	124,236
Vested or Earned	(483,051)	(62,252)
Forfeited	(269,002)	(74,858)
Outstanding balance as of December 31, 2024	1,404,420	458,216
Granted	651,057	148,135
Vested or Earned	(501,990)	(144,919)
Forfeited	(132,994)	(14,771)
Outstanding balance as of December 31, 2025	1,420,493	446,662
1.Amounts reported for 2023 reflect PSUs earned based on actual achievement of a compound annual growth rate of unit volume (“Unit Volume CAGR”) metric, over the three-year performance period ending December 31, 2022, pursuant to which 75.1% of the award amount was determined achieved. Amounts reported for 2024 reflect PSUs earned based on actual achievement of a Unit Volume CAGR metric, over the three-year performance period ending December 31, 2023, pursuant to which 88.8% of the award amount was determined achieved. Amounts reported for 2025 reflect PSUs earned based on actual achievement of a Unit Volume CAGR metric pursuant to which: (i) 121.4% of the award amount was determined achieved for all recipients of PSUs except for our CEO, and (ii) following adjustment based on our share price performance relative to the companies comprising the S&P Healthcare Equipment Select Industry Index (TSR Modifier) for PSUs granted over the three-year performance period ending December 31, 2024, 101.1% of the award amount was determined achieved for our CEO.
Three-Year Average Burn Rate Calculation
Our three-year average gross burn rate was approximately 2.9% for fiscal years 2023 through 2025, as detailed in the chart below:

Year Ended December 31,	Stock Options Granted	RSUs and PSUs Granted (at target)	Weighted Average Common Shares Outstanding	Annual Burn Rate (%)
2025	—	799,192	32,004,000	2.5%
2024	—	738,679	31,196,000	2.4%
2023	—	1,171,245	30,528,000	3.8%
		Three-year average		2.9%

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
Equity Awards Outstanding

As of March 15, 2026:
•There were 32,852,701 total shares of our common stock outstanding.
•There were 5,140,109 shares available for grant under the 2016 EIP.
•There were no shares available for grant under the 2006 Stock Plan (the predecessor plan that terminated in connection with the adoption of our 2016 EIP).
•There were awards outstanding under the 2016 EIP and the 2006 Stock Plan as summarized in the table below.
•The closing market price of our common stock was $113.00.
•Outstanding stock options had a weighted average per share exercise price of $59.34 and a weighted average remaining contractual term of 1.8 years.
Any shares available for grant under the 2016 EIP will be cancelled upon approval of this Proposal 2 by our stockholders.
We commit to reduce the new share plan reserve under the 2026 Plan by the number of Interim Awards granted between March 15, 2026 and the Effective Date, unless this Proposal 2 is not approved by our stockholders.
The following table shows outstanding equity awards granted under our 2016 EIP and 2006 Stock Plan as of March 15, 2026.

Plan	Outstanding appreciation awards (options)	Outstanding full value RSU and PSU awards (including PSUs at target)
2016 EIP	83,816	1,915,071
2006 Stock Plan	5,312	—
Based on this information, as of March 15, 2026, our outstanding equity awards (not including awards under our 2016 ESPP and calculating outstanding PSUs at target) plus shares available for future grant under our 2016 EIP represented approximately 21.5% of our common stock outstanding, which we refer to as our “overhang.” If our 2026 Plan is approved, and excluding any Interim Awards that may be granted between March 15, 2026 and the Effective Date, we expect our overhang percentage instead to be approximately 11.0%.
Accordingly, our Board of Directors believes that the request for 1,690,000 shares (subject to reduction for the number of shares subject to any Interim Awards) is reasonable and prudent. After carefully forecasting our anticipated growth rate for the next few years and considering our historical usage and forfeiture rates, we currently believe that the proposed share reserve under the 2026 Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for approximately two to three years. We anticipate making future requests for additional increases in the share reserve periodically so that we can continue to engage with our stockholders and allow them to routinely evaluate the 2026 Plan’s continued effectiveness. Circumstances such as changes in business conditions, our compensation programs, merger and acquisition activity and/or our strategy could alter this projection and our expectations.
Good Governance and Compensation Practices
The 2026 Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and good corporate governance and compensation practices, including:

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan

No evergreen	No excise tax gross ups
No option repricing without stockholder approval	No automatic single trigger acceleration on a change in control
No “liberal” recycling of shares (shares withheld for payment of taxes or exercise prices are not added back into 2026 Plan)	No discount options or stock appreciation rights
No “liberal” change in control definition (a "liberal" definition generally covers a change of more than 50% ownership, a sale of substantially all assets, or an unendorsed change in the majority of the Board of Directors over 12 months)
Minimum one-year vesting requirement
No dividends on unvested awards	Robust stock ownership guidelines that do not count unexercised stock options and stock appreciation rights or unearned performance shares toward compliance
Limits on non-employee director cash and equity compensation	CEO's stock options are subject to a one-year holding period
Awards granted under the 2026 Plan will be subject to our ability to clawback awards under our compensation recovery policies.
We have two separate and robust compensation recovery policies applicable to current and certain former executive officers. One is triggered by certain misconduct, which covers all award types, including time-based vesting awards, and one is triggered by an accounting restatement, which is intended to comply with Nasdaq’s listing rules.
In addition, our Stock Ownership Guidelines require our CEO to hold 100% of net shares (i.e. shares remaining after shares are sold or netted to pay the exercise price and applicable taxes) of our common stock acquired pursuant to the exercise of stock options. If our CEO holds restricted stock acquired upon early exercise of a stock option, he is required to hold 100% of the net shares acquired pursuant to such exercise until 12 months following the later of the exercise or the vesting of the resulting restricted stock. This holding requirement shall cease to apply upon the CEO’s termination of employment.
Purpose of our 2026 Plan
Approval of the 2026 Plan will enable us to continue to offer equity awards to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.
The 2026 Plan will also reflect the best current compensation practices that implement strong governance-related protections for our stockholders, as described in the “Summary of our 2026 Plan” section of this Proxy Statement below.
If approved by our stockholders, the 2026 Plan will be effective on the date of stockholder approval. We intend to register the additional shares authorized under the 2026 Plan under the Securities Act. If our stockholders do not approve the 2026 Plan, the 2026 Plan will not become effective and, following termination of our 2016 EIP, we will not be able to grant stock options, RSUs or other forms of equity incentives and would be forced to consider cash replacement alternatives, and we would likely be required to again seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2027 annual meeting of stockholders.
Summary of our 2026 Plan
The material terms of the 2026 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached as Appendix B to this Proxy Statement.
Background; Purpose. The 2026 Plan was adopted by our Board of Directors on March 31, 2026 and serves as the successor to the 2016 EIP. Subject to our stockholder’s approval, the 2026 Plan will become effective on the date of our Annual Meeting, and will terminate 10 years after the date approved by our Board of Directors. The purpose of the 2026 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.
Eligible Participants. Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options (“ISOs”). All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation and Human Capital Management Committee determines which individuals will participate in the 2026 Plan.
As of March 15, 2026, we had nine executive officers, eight non-employee directors and approximately 2,400 other employees who would be eligible to participate in the 2026 Plan.

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
Administration. The 2026 Plan will be administered by the Compensation and Human Capital Management Committee, all of the members of which are non-employee directors under applicable federal securities laws and independent under applicable Nasdaq rules. The Compensation and Human Capital Management Committee will act as the plan administrator and have the authority to construe and interpret the 2026 Plan, grant awards, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the 2026 Plan (subject to the limitations set forth in the 2026 Plan). However, our Board of Directors establishes the terms for the grant of awards to non-employee directors.
Our Compensation and Human Capital Management Committee may delegate to a subcommittee or to a committee of one or more executive officers the ability to grant awards to 2026 Plan participants (generally, other than officers or members of the Board of Directors), subject to certain limitations, as permitted by applicable law.
Shares Authorized. If the 2026 Plan is approved, it will include 1,690,000 shares available for grant, subject to adjustment to reflect stock splits and similar events. The 2026 Plan pool will be reduced by the Interim Awards.
The 2026 Plan does not include an “evergreen” (i.e., automatic annual increase) provision and any future increase in the reserved share pool for the 2026 Plan would require stockholder approval.
In addition, any shares subject to awards, including shares subject to awards granted under the 2016 EIP that are outstanding on the Effective Date, that are cancelled, forfeited, repurchased, or expire by their terms without shares being issued will be returned to the pool of shares available for grant and issuance under the 2026 Plan. Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the SAR so exercised will cease to be available under the 2026 Plan. Shares that are used to pay the exercise price of any award or withheld to satisfy the tax withholding obligations related to any award shall reduce the number of shares available for issuance under the 2026 Plan and shall not again become available for grant and issuance under the 2026 Plan. To the extent an award under the 2026 Plan is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2026 Plan.
Shares subject to awards granted by another company and assumed or substituted by the Company, whether in connection with an acquisition of such other company or otherwise (“Substituted Awards”) shall not count against the share reserve and Substituted Awards that are forfeited, terminated repurchased, or surrendered shall not again become available for grant in connection with awards made under the 2026 Plan.
Grants to Non-Employee Directors & Annual Compensation Cap. The aggregate value of all compensation provided (including awards granted and cash fees paid by us) to a non-employee director in any fiscal year for services on the Board of Directors will not exceed (x) $750,000 in value (as described below) for continuing non-employee directors, or (y) $1,000,000 in value (as described below) for the fiscal year in which the non-employee director is first appointed or elected (as applicable, the “Non-Employee Director Cap”). The value of awards for purposes of complying with the Non-Employee Director Cap will be determined based on the grant date fair value of such Awards for financial reporting purposes. Any awards granted, or cash compensation paid, to an individual in consideration of services as an employee or in consideration of services as a consultant, will not count for purposes of the Non-Employee Director Cap. Awards under the 2026 Plan may be granted to non-employee directors, may be automatically made pursuant to a policy adopted by the Board of Directors, or made from time to time as determined in the discretion of the Board of Directors. If permitted by the Compensation and Human Capital Management Committee, a non-employee director may elect to receive his or her annual retainer payments and/or meeting fees in the form of cash or awards or a combination thereof, as determined by the Compensation and Human Capital Management Committee.
Adjustments. In the event of a stock dividend, an extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, conversion, consolidation, reclassification, spin off, or similar change of our capital or corporate structure without consideration, the number and class of shares available for grant under the 2026 Plan (including as comprised of shares returned to the 2026 Plan due to forfeiture, repurchase or surrender), the exercise prices of and number of shares subject to outstanding awards, and the maximum number of shares that may be issued as ISOs to an individual, will be proportionately adjusted, subject to the various limitations set forth in the 2026 Plan.
Award Types. The 2026 Plan will permit us to grant the following types of awards:

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan

Award Type	Description
Stock Options
The 2026 Plan provides for the grant of ISOs and Non-qualified Stock Options (“NQSOs”). ISOs may be granted only to our employees or employees of our parent, subsidiaries and affiliates. NQSOs may be granted to eligible employees, consultants and directors or any of our parent, subsidiaries or affiliates. We are able to issue no more than 5,100,000 shares pursuant to the grant of ISOs under the 2026 Plan. The Compensation and Human Capital Management Committee determines the terms of each option award, provided that ISOs are subject to statutory limitations. The Compensation and Human Capital Management Committee also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than the fair market value of our common stock on the date of grant (with certain additional requirements for certain ISOs).
Options granted under the 2026 Plan vest at the rate and/or subject to performance requirements specified by the Compensation and Human Capital Management Committee and such vesting schedule is set forth in the stock option agreement to which such stock option grant relates. The Compensation and Human Capital Management Committee determines the term of stock options granted under the 2026 Plan, up to a term of ten years (with certain additional requirements for certain ISOs).
After the option holder ceases to provide services to us, he or she is able to exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, the vested option will remain exercisable for three months after an optionee’s cessation of service, except in the case of termination due to death, disability or termination for cause. An option may not be exercised later than its expiration date.

Restricted Stock Units
RSUs represent the right to receive shares of our common stock, cash, or a combination thereof at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance goals. If the RSUs have not been forfeited, then on the date specified in the award agreement we will deliver to the holder of the RSUs shares of our common stock, cash or a combination of our common stock and cash as specified in the applicable award agreement. No RSU will have a term longer than ten years.

Restricted Stock Awards
A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the Compensation and Human Capital Management Committee may impose. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. The Compensation and Human Capital Management Committee determines the price of a restricted stock award. Unless otherwise set forth in the award agreement, vesting will cease on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or subject to repurchase by us.

Stock Bonus Awards
A stock bonus is an award of shares of our common stock for past or future services to us. Stock bonuses can be granted as additional compensation for performance and, therefore, are not issued in exchange for cash. The Compensation and Human Capital Management Committee determines the number of shares to be issued as stock bonus and any restrictions on those shares. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. Unless otherwise set forth in the award agreement, vesting ceases on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or are subject to repurchase by us.

Stock Appreciation Rights
Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. Stock appreciation rights may vest based on time or achievement of performance goals. Stock appreciation rights have a maximum term of ten years from the date they were granted.

Performance Awards
A performance award is an award of a cash bonus or a bonus denominated in shares or units that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock). These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.

Performance Factors. The Compensation and Human Capital Management Committee may establish performance goals from the following performance criteria, in accordance with Section 28.9 of the 2026 Plan: profit before tax; sales; expenses; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return or relative stockholder return; market share; return on assets or net assets; the Company’s stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows) or cash flow margins; balance of cash, cash equivalents and marketable securities; cash conversion cycle; economic value added; Individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; completion of an identified special project; completion of a joint venture or other corporate transaction; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; employee satisfaction; employee retention; customer indicators and/or satisfaction; new product invention or innovation; research and development expenses; attainment of research and development milestones; improvements in productivity; bookings; working-capital targets and changes in working capital; attainment of operating goals and employee metrics; net new annual contract value; net expansion or growth rate; and any other metric as determined by the Compensation and Human Capital Management Committee.

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
One-Year Vesting Restriction. No portion of any award shall vest prior to the first anniversary of the date of grant of the award (the “One Year Minimum”), provided, that (a) vesting may accelerate as determined by the Compensation and Human Capital Management Committee, including but not limited to, in connection with a termination of employment, death, Disability (as defined in the 2026 Plan), or a Corporate Transaction (as defined in the 2026 Plan, generally a change in ownership or effective control of us, or sale of a substantial portion of ours assets) and (b) for purposes of awards to non-employee directors, a vesting period will be deemed to satisfy the One Year Minimum if it runs from the date of one annual meeting of our stockholders to the next annual meeting of our stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to an aggregate of 5% of the shares reserved from time to time under the 2026 Plan may be granted with a minimum vesting schedule of less than one year.
Stockholder Approval Required for Repricing, Exchange and Buyout. Prior stockholder approval is required for the Compensation and Human Capital Management Committee to: (a) reprice options or stock appreciation rights, including pursuant to an exchange program or (b) pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards (which action pursuant to this subsection (b), shall generally require the consent of the respective participants). For the avoidance of doubt, the consent of the affected participants is not required to reduce the exercise price of outstanding options or stock appreciation rights, notwithstanding any adverse tax consequences to them arising from such action, provided written notice is provided to them.
Insider Trading; Restatement and Misconduct Compensation Recovery Policies. Each participant who receives an award will comply with any policy we may adopt from time to time covering transactions in securities by our employees, officers and/or directors.
We have adopted two separate and robust compensation recovery policies applicable to current and certain former executive officers. One is triggered by certain misconduct, which covers all award types (both performance-based and time-based), and one is triggered by an accounting restatement, which is intended to comply with Nasdaq’s listing rules.
In August 2023, our Board of Directors adopted a compensation recovery policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations policy (“Clawback Policy”). The Clawback Policy requires us to recover certain cash or equity-based incentive- based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules.
In August 2023, our Board of Directors also adopted a restated misconduct compensation recovery policy that applies to all award types – both performance-based and time-based -- in the event that a current or former Section 16 Officer violates certain material company policies resulting in demonstrable harm to the company. In such case, the Board of Directors may take such actions as it deems appropriate, including requiring the forfeiture or reimbursement of an amount as reasonably determined by the Board of Directors equal to the amount of demonstrable financial loss, reputational damage or similar adverse impact suffered by the company as a result of the misconduct.
Prohibition on Dividend Payments on Unvested Shares. A participant will have no right to payment of stock dividends or stock distributions with respect to unvested shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such unvested shares become vested shares and are no longer subject to restrictions and risk of forfeiture.
Change in Control. In the event of a Corporate Transaction, outstanding awards acquired under the 2026 Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding awards in an identical manner. Such agreement, without the participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:
(a)awards may be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices;
(b)upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such Corporate Transaction;
(c)the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Compensation and Human Capital Management Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment);
(d)the replacement of such award with other rights or property selected by the Compensation and Human Capital Management Committee in its sole discretion; or

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
(e)any combination of the foregoing.
In the event such successor or acquiring corporation (if any) does not continue, assume, replace, or substitute awards, or settle for awards for their intrinsic value (which may be determined to be zero), as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in the 2026 Plan to the contrary, such awards shall have their vesting accelerate as to all shares subject to such award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction and then such awards will terminate. Notwithstanding the foregoing sentence, Performance Awards shall be governed by the applicable award agreements governing their grant. In the event of Non-Assumption, Performance Awards will accelerate upon the occurrence of a Corporate Transaction pursuant to the first sentence of this paragraph solely if (i) such acceleration upon Non-Assumption is provided under a Performance Award agreement or (ii) if the Performance Award agreement is silent with respect to treatment of the Performance Award the event of a Corporate Transaction. Further, if a Performance Award Agreement is silent with respect to treatment of the Performance Award the event of a Corporate Transaction, then for all purposes of the 2026 Plan provision regarding treatment on a Corporate Transaction, it shall be deemed earned and vested at the greater of (a) 100% of target level performance and (b) actual performance through a date prior to the Corporate Transaction as determined by the Compensation and Human Capital Management Committee. If an award vests in lieu of continuation, assumption, conversion, replacement, substitution or settlement in connection with a Corporate Transaction as provided above, the Compensation and Human Capital Management Committee will notify the participant in writing or electronically that such award will be exercisable for a period of time determined by the Committee in its sole discretion, and such award will terminate upon the expiration of such period without consideration.
The Board shall have full power and authority to assign our right to repurchase, right to re-acquire and/or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction, and treatment may vary from award to award and/or from participant to participant.
Awards held by non-employee directors shall accelerate in full on a Corporate Transaction.
Award Recipients Outside of the United States. In order to comply with the laws in other countries in which we and our subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation and Human Capital Management Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish sub-plans and modify exercise procedures and other terms and procedures, and take any action that the Compensation and Human Capital Management Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.
Transferability of Awards. Unless the Compensation and Human Capital Management Committee provides otherwise, the 2026 Plan does not allow for the transfer of awards, other than by will or the laws of descent and distribution, and generally only the recipient of an award may exercise it during his or her lifetime.
Amendment and Termination. The Board of Directors is permitted to amend or terminate the 2026 Plan at any time, subject to stockholder approval where required. No termination or amendment of the 2026 Plan or any outstanding award shall adversely affect any then outstanding award without the consent of the participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule. Provided the 2026 Plan is approved by our stockholders at the Annual Meeting, and unless terminated earlier in accordance with its terms, the 2026 Plan will terminate 10 years from March 31, 2026, the date the 2026 Plan was adopted by the Board of Directors.
Federal Income Tax Consequences. The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the 2026 Plan. This summary deals with the general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.
Nonqualified Stock Options, Stock Appreciation Rights. A recipient of an NSO or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Incentive Stock Options. Neither the grant nor the exercise of an ISO will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were acquired by the recipient. If the shares are not held for the holding periods described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

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Proposal No. 2 Approval of our 2026 Equity Incentive Plan
Restricted Stock Units. A holder of RSUs does not recognize taxable income when the RSUs are granted. The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.
Other Awards. The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Awards will generally not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).
In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code and the relevant income tax regulations. Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. We may from time to time pay compensation to our executives that may not be deductible if the Compensation and Human Capital Management Committee believes that doing so is in the best interests of our stockholders.
ERISA Information. The 2026 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
New Plan Benefits
Our NEOs and members of the Board of Directors have an interest in this proposal by virtue of them being eligible to receive equity awards under the 2026 Plan.
No awards have been made under the 2026 Plan, and no awards have been granted that are contingent on the approval of the 2026 Plan. Awards under the 2026 Plan would be made at the discretion of the Compensation and Human Capital Management Committee or the Board of Directors, or, subject to the terms of the 2026 Plan and applicable law, its delegate. Therefore, the benefits and amounts that will be received or allocated under the 2026 Plan in the future are not determinable at this time.
Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors as described above under the “Non-Employee Director Cash and Equity Compensation” section of this Proxy Statement.
Vote Required
The approval of the 2026 Plan requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

The Board of Directors recommends a vote 'FOR' the approval of our 2026 Equity Incentive Plan.

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Proposal No. 3 Approval of the Adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, inc. to Remove a Pass-Through Voting Provision
Proposal No. 3 Approval of the Adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc. to Remove a Pass-Through Voting Provision

Background
On January 12, 2026, iRhythm Technologies, Inc., a Delaware corporation (“iRhythm Technologies”), implemented a corporate holding company structure that resulted in the formation of a new parent holding company (the “Holding Company Transaction”) with iRhythm Technologies continuing as the surviving corporation and our wholly owned subsidiary (the “Merger”). Following the Merger, iRhythm Holdings, Inc. became the successor issuer to iRhythm Technologies.
As required by Section 251(g) of the DGCL, the Amended and Restated Certificate of Incorporation of iRhythm Technologies (the “Subsidiary Charter”) was amended in connection with the Holding Company Transaction to provide that all acts or transactions involving iRhythm Technologies, other than the election or removal of directors, that require our approval as iRhythm Technologies' sole stockholder will also require the approval of our stockholders by the same vote as is required by the DGCL and the Subsidiary Charter (the “Pass-Through Voting Provision”).
There is no general requirement under Delaware law that stockholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly-owned subsidiaries, outside of this provision in Section 251(g) of the DGCL. However, the Pass-Through Voting Provision gives our stockholders direct voting rights with respect to matters affecting iRhythm Technologies that would otherwise only require the approval of us as its sole stockholder, such as changing iRhythm Technologies' domicile, converting iRhythm Technologies to a limited liability company, a merger, including an internal merger of iRhythm Technologies and one of our other subsidiaries, or an amendment to the Subsidiary Charter. Although we have no immediate plans to take any of the above actions, scheduling a vote of our stockholders for such matters would cause significant delays to the completion of the desired actions and add substantially to their cost, as well as create a substantial administrative burden for both companies. The Pass-Through Voting Provision further restricts our flexibility to realize the desired effects of the Holding Company Transaction. Further, removing the Pass-Through Voting Provision from the Subsidiary Charter would have no effect on the right of our stockholders to vote on matters relating to iRhythm Holdings, Inc., such as a merger or consolidation of the company, a sale of all or substantially all of our assets, or any other acts or transactions requiring the approval of its stockholders under applicable law.
Our Board of Directors believes that removing the Pass-Through Voting Provision is fair and in the best interests of the company and its stockholders and positions us similarly to our peers. Accordingly, our Board of Directors seeks approval from our stockholders to adopt the Amended and Restated Certificate of Incorporation of iRhythm Technologies (the “Amended Charter”) in the form attached hereto as Appendix C to remove the Pass-Through Voting Provision.
Vote Required
The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote at the annual meeting is required to approve the Amended Charter. Shares that are voted “ABSTAIN” and broker non-votes are treated as the same as voting “AGAINST” this proposal.
If our stockholders approve the Amended Charter, our Board of Directors has authorized our officers to file the Amended Charter with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board of Directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at the Annual Meeting. However, even if our stockholders adopt the Amended Charter, the Board of Directors may abandon the Amended Charter without further stockholder action prior to the effectiveness of the filing of the Amended Charter with the Delaware Secretary of State and, if abandoned, the Amended Charter will not become effective. If the Board of Directors abandons the Amended Charter, it will publicly disclose that fact and the reason for its determination.
If this proposal is not approved by our stockholders, or if our Board of Directors abandons the Amended Charter, then the Amended Charter will not be adopted, and the current Amended and Restated Certificate of Incorporation of iRhythm Technologies will remain in place.

The Board of Directors recommends a vote 'FOR' the approval of the Amended and Restated Certificate of Incorporation of iRhythm Technologies to remove the Pass-Through Voting Provision.

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Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2026, and recommends that stockholders vote for ratification of such selection.
On March 30, 2026, our Audit Committee approved the engagement of KPMG as our independent registered public accounting firm for the year ending December 31, 2026. On that same date, PricewaterhouseCoopers LLP (“PwC”), which served as our independent registered public accounting firm for the year ended December 31, 2025, was dismissed as our independent registered public accounting firm. See “—Change of Independent Registered Public Accounting Firm” below.
The ratification of the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that KPMG is not ratified by our stockholders, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm. Representatives of KPMG are expected to be present at the Annual Meeting.
PwC audited our financial statements for the year ended December 31, 2025. Representatives of PwC are not expected to be present at the Annual Meeting.
Change of Independent Registered Public Accounting Firm
On March 30, 2026, our Audit Committee dismissed PwC as our independent registered public accounting firm. PwC’s audit reports on our consolidated financial statements for the years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years, which ended December 31, 2025 and December 31, 2024, and the subsequent interim period through March 30, 2026, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). In accordance with Item 304(a)(3) of Regulation S-K, we requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agrees with the above statements. PwC furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on March 30, 2026.
On March 30, 2026, our Audit Committee approved the engagement of KPMG as our independent registered public accounting firm for the year ending December 31, 2026. During our two most recent fiscal years and the subsequent interim period through March 30, 2026, neither we, nor anyone acting on our behalf, consulted KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.
During the years ended December 31, 2024 and 2025, fees for services provided by PwC were as follows:

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Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm

	Year Ended December 31,
Fees Billed to iRhythm	2024	2025

Audit fees[1]	$2,298,000	$2,225,000

Audit-related fees[2]	—	—

Tax fees[3]	—	—

Other fees[4]	7,050	7,050

Total fees	$2,305,050	$2,232,050
1.“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by the auditor in connection with regulatory filings.
2.“Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
3.“Tax fees” consist of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.
4.“Other fees” consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre- approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All the services relating to the fees described in the table above were approved by our Audit Committee.

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Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026 requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. This is a routine matter and as such, broker non-votes are not applicable.

The Board of Directors recommends a vote 'FOR' the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Report of the Audit Committee
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee has reviewed and discussed with our management and PwC the audited consolidated financial statements of iRhythm Technologies contained in our Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from the company.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Sincerely,

Brian Yoor, Chair of the Audit Committee of the Board
Karen McGinnis
Kevin O'Boyle
Jason Patten

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Proposal No. 5 Advisory Vote on the Compensation of Our Named Executive Officers
Proposal No. 5 Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole.
This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. This “say on pay” vote is conducted on an annual basis.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our NEOs. Our Compensation and Human Capital Management Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the NEOs, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Human Capital Management Committee, which are responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Vote Required
The approval, on an advisory basis, of the compensation of our NEOs requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote 'FOR' the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

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Message from the Compensation and Human Capital Management Committee
Message from the Compensation and Human Capital Management Committee
On behalf of the Compensation and Human Capital Management Committee (the “Committee”) of the Board of Directors, I am pleased to introduce the Compensation Discussion & Analysis (“CD&A”) that follows. This letter provides context for our compensation decisions during fiscal year 2025.
Dear Fellow Stockholders,
2025 was a key milestone year for iRhythm. The Company achieved its first quarter of positive GAAP net income during the fourth quarter of 2025 and achieved its first full year of positive free cash flow ever. This while delivering record revenue of $747.1 million, a 26.2% increase over 2024, and adjusted EBITDA of $68.9 million, representing a $76.7 million improvement over the prior year. Importantly, iRhythm achieved results while maintaining strong market share in long-term continuous monitoring, expanding into primary care and international markets, and advancing our clinical evidence base.
Pay for Performance
Against this backdrop, our compensation philosophy continues to center on a rigorous pay-for-performance framework. A significant majority (93% of CEO compensation) executive compensation is at-risk, with short-term incentive payouts tied to measurable financial and operational goals and long-term equity awards including performance-based RSUs—designed to align management’s interests with stockholders over a multi-year horizon. We believe the 2025 compensation outcomes described in the CD&A appropriately reflect the exceptional results our leadership team delivered. Total compensation is benchmarked against a carefully selected peer group of comparable healthcare technology and medical device companies to ensure competitiveness for executive talent.
Governance and Stockholder Engagement
To inform the specifics of our pay-for-performance program, the Committee maintains an active year-round stockholder engagement program. Throughout 2025, we continued outreach to stockholders representing 62.5% of our outstanding shares. The feedback we received including support for our performance-based approach and emphasis on long-term equity incentives directly informed our 2025 compensation decisions. We also continue to uphold strong compensation governance practices, including stock ownership guidelines, clawback policies, prohibition on hedging and pledging, and engagement of an independent compensation consultant.
2026 Equity Incentive Plan
As we celebrate our 20th anniversary as a company and the 10th anniversary of our IPO, we are requesting stockholder approval for the 2026 Plan to replace the 2016 EIP. Through our stockholder outreach this year, we heard feedback regarding stock-based compensation expenses and have taken meaningful steps to align more closely with peer practices. Our proposed plan reflects that stockholder feedback that the 2026 Plan should be more stockholder-friendly than its predecessor. Specifically, the 2026 Plan incorporates several key governance enhancements: no evergreen provision, a minimum one-year vesting requirement, no option repricing without stockholder approval, and increased stock ownership guidelines for our CEO.
Looking Ahead
As iRhythm enters 2026, the Committee remains focused on ensuring our compensation programs incentivize the leadership team to build on our momentum while maintaining the operational discipline that drove our breakout 2025 performance. We ask for your support of our “Say-on-Pay” advisory vote, the 2026 Plan, and share pool request at this year’s annual meeting, and thank you for your continued investment in iRhythm.

Sincerely,

Karen Ling, Chair of Compensation and Human Capital Management Committee
C. Noel Bairey Merz, M.D.
Bruce Bodaken
Abhijit Talwalkar

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Compensation Discussion & Analysis
Compensation Discussion & Analysis
CD&A Content

Executive Officers	47	Section 5 Compensation Decisions and Outcomes	64
		Key Compensation Decisions for 2025	64
Section 1 Executive Summary	52	Annual Bonus Plan Performance	64
Stockholder Engagement and Responsiveness	52	Long-Term Equity Incentive Compensation	66
		Benefits	70
Section 2 Compensation Governance and Pay Principles	55	Perquisites and Other Personal Benefits	70
Pay for Performance Philosophy	55	Employment Arrangements	70
Executive Compensation Philosophy	56	Post-Employment Compensation Arrangements	70
Executive Compensation Policies and Practices	56	Potential Payments Upon Termination or Change in Control	71

Section 3 Compensation Determination Process	58	Section 6 Other Compensation Policies and Practices	73
Compensation Setting Process	58	Stock Ownership Guidelines	73
Use of Comparative Compensation Data	59	CEO Pay Ratio	74

Section 4 Compensation Program	61	Section 7 Compensation and Human Capital Management Committee Report	75
Individual Compensation Elements	61

Executive Officers
The following table sets forth the names of our executive officers, their ages as of the date of this Proxy Statement, and their positions. The table is organized by CEO, CFO, and other executive officers in alphabetical order by last name.

Name of Executive Officer	Age	Position
Quentin Blackford	47	President, Chief Executive Officer and Director
Daniel Wilson	44	Chief Financial Officer
Sean Freeman	50	EVP, Strategy and Corporate Development
Brian Lawrence	56	EVP, Chief Technology Officer
Patrick Murphy	47	Chief Business Officer and Chief Legal Officer
Chad Patterson	44	Chief Commercial and Product Officer
Julie Rodda	45	EVP, Chief People & Capability Officer
Sumi Shrishrimal	47	EVP, Chief Risk Officer
Mervin Smith	50	EVP, Business Operations
Minang (Mintu) Turakhia, M.D., M.S.	52	Chief Medical Officer, Chief Scientific Officer, and EVP, Advanced Technologies
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. For information regarding Mr. Blackford, please refer to “Proposal No. 1—Election of Directors”.

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Compensation Discussion & Analysis

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Compensation Discussion & Analysis

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Compensation Discussion & Analysis

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Compensation Discussion & Analysis
This CD&A describes the key elements of our executive compensation program, policies and practices, and the key decisions made by the Compensation and Human Capital Management Committee (referred to in this CD&A discussion as the “Committee”) of the Board of Directors regarding those programs during fiscal year 2025.
For purposes of this CD&A and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers” or “NEOs”.

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Section 1 Executive Summary
Section 1 Executive Summary
Stockholder Engagement and Responsiveness
The input that we receive from stockholders as part of our regular engagement efforts has helped to inform our compensation and corporate governance practices. We maintain a year-round dialogue with stockholders to gain their perspectives, which are incorporated into relevant Board discussions.
At iRhythm, we value the feedback we receive from our stockholders. Our directors and management recognize the benefits that come from robust dialogue with stockholders and other relevant parties, and we have embraced an active year-round engagement strategy for many years. We continue to seek additional ways to effectively engage with our stockholders and augment internal processes that enable us to meaningfully consider and respond to stockholder feedback. We believe we have been successful in this endeavor for the past few years as we have standardized an off-season stockholder engagement process focused on governance and compensation-related matters as part of our overall investor relations strategy. We also made certain revisions to our compensation program and disclosure practices for 2026 in response to feedback we have received from stockholders.
During the one-on-one meetings that we held during off-season proxy-related engagements, participants included our Independent Chairman of the Board, the Chairwoman of our Compensation and Human Capital Management Committee, our Vice President of Total Rewards, Investor Relations, and other members of management, including our Chief Executive Officer and Chief Financial Officer, as appropriate. Our engagement sought to solicit feedback on our executive compensation programs and disclosure, as well as governance related matters. The insights from these discussions helped us evolve and fine-tune our compensatory programs, including adjustments made to our 2026 performance metrics, to reflect operational and financial goals that align with the interests of our stockholders. Please see "Aligning our Compensation Programs with our Transformation Journey" below for additional detail on updates resultant from stockholder feedback. We have also provided additional disclosure to stockholders around our short-term incentive metrics in this Proxy Statement to enable greater transparency and to assist with future productive engagement.

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Section 1 Executive Summary
Aligning our Compensation Programs with our Transformation Journey
As iRhythm continues its journey to become a leading medical technology and a top-performing company, the Committee refines and evolves its compensation and corporate governance programs to maintain alignment with stockholder interests. This is evident in the adjustments to our compensation and governance programs noted below, which adjustments were made to ensure they reflect our strategic priorities in a challenging operating environment and effectively align our pay and company performance.

2022	2023	2024	2025
Launch transformation focused on fundamentals	Expand transformation to include operational excellence	Leverage transformation to navigate headwinds with resilience and address stockholder concerns	Transformation becomes a strategic advantage
Navigated CMS reimbursement challenges in long-term continuous monitoring	Ongoing remediation for FDA observations and warning letter, along with other regulatory agencies
Our corporate governance practices and compensation philosophy continue to evolve in lockstep with our journey

•Declassified the Board of Directors such that directors are elected to one-year term, reflecting company’s commitment to stockholder feedback
•Enacted extensive executive leadership changes to drive business transformation and foster an environment of quality, integrity, and excellence
•Increased the stock ownership guidelines for the CEO and extended the guidelines to include the SVPs
•Introduced total stockholder return metric to CEO PSU grant
•Did not exercise the 2016 EIP evergreen provision for the annual share pool refresh

•Appointed two new directors to the Board of Directors for refreshed perspectives amidst maturing corporate profile
•To align EVP and SVP compensation to stockholder interests, PSUs with a TSR modifier were extended to EVPs and SVPs
•One-time special strategic PSUs granted to then-current NEOs and other members of management, focused on retaining key talent with performance metrics aligned to patient experience, operational excellence, and accelerating innovation
•Did not exercise the 2016 EIP evergreen provision for the annual share pool refresh

•Board of Directors approved immediate removal of the evergreen provision in our 2016 Equity Incentive Plan
•Expanded the 2025 short-term incentive goals (from the prior year) to incentivize remediation in response to regulatory challenges and stockholder concerns
•Changed the 2025 short-term incentive plan performance metrics (from the prior year) to increase weighting on profitability metric

•Implemented 2026 strategic equity practices to focus, attract, retain, and motivate top talent while more closely managing stock-based compensation expense aligning annual spend with stockholder interest
•Evolved the 2026 short-term incentive goals (from the prior year) to add a strategic metric focused on product innovation in response to stockholder feedback

Taking into consideration the overall operating environment and business results, the Committee took the following key actions during 2025 with respect to the compensation of the NEOs:

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Section 1 Executive Summary

		Pay Element	Description	2025 Committee Action			What we did for 2026
◄ FIXED ►	◄ SHORT-TERM ►	Base Salary and Benefits
•Fixed compensation program with salaries reviewed annually and adjusted as appropriate
•Benefit packages that are market competitive and generally consistent with what is available to all employees in the company

Reviewed the base salaries payable to the NEOs with consideration of market positioning as well as individual performance. CEO did not receive a base pay increase for 2025. As a result, we made certain salary increases that ranged from 0% to 5.9% effective in 2025.
•CEO receives first base pay increase in two years ($100K or 14.3% year-over-year increase) •Base pay aligned to market median
◄ AT RISK / VARIABLE ►		Short-term Incentive Plan (STI)
The 2025 annual cash bonus plan is based on actual corporate performance as measured against pre-established 2025 target goals that include:
•50% Weighting: Total Revenue
•40% Weighting (increased from 25% in 2024): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)
•10% Weighting: Strategic Objective: FDA Remediation
•Individual performance multiplier (0-200%)
•Final payout capped at 200% of Target

173% Corporate Performance for 2025
Performance measures included:
•Revenue, Adjusted EBITDA, and strategic objective aligned to our annual operating plan
•Individual performance modifier is based on annual performance evaluations
For the NEOs, the actual cash bonus award ranged from 173% to 200% of target

•CEO short-term incentive target increase from 100% to 110%
•Updated Strategic Objective to include Product Innovation to drive critical 2026 initiatives
•Maintain STI performance goal weighting based on the Committee’s assessment and stockholder feedback that our STI is well-balanced to incentivize corporate performance

	◄ LONG-TERM ►	Long-term Incentive Plan (LTI)	The 2025 annual long-term incentive award for the NEOs continued to be equally split between RSU awards and PSU awards				•No change to CEO long-term incentive award split between RSUs and PSUs
RSUs – 50% of Opportunity
•Opportunity to earn shares of our common stock if the employee remains with the company over the four-year vesting period of the award
•Rewards stock price appreciation and tenure
				2025 RSU Structure: Consistent with prior year.			No change to RSUs
PSUs – 50% of Opportunity
•PSUs will be earned based on cumulative CAGR of our global revenue unit volume over a three-year performance period
•PSU award is further adjusted based on our share price performance relative to the companies comprising the S&P Healthcare Equipment Select Industry Index (TSR Modifier)

2025 PSU Structure: Consistent with prior year
2023 – 2025 PSU Cycle Achievement
•NEOs earned 162.2% based on the CAGR performance metric at 129.8% and TSR in the 84th percentile, resulting in a 125% TSR modifier.
2025 – 2027 PSU Cycle •Maintain LTI performance goal weighting based on the Committee’s assessment and stockholder feedback that our LTI is well-balanced to incentivize corporate performance
				Threshold	Target	Maximum
				15%	20%	25%
Achieved a 3-year CAGR of 21.5%

		Special One-Time Equity Awards		The Committee did not make any special equity awards in 2025			The Committee is committed to no special awards absent extraordinary circumstances or to recruit new hires

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Section 2 Compensation Governance and Pay Principles
Section 2 Compensation Governance and Pay Principles
Pay for Performance Philosophy
iRhythm’s executive compensation programs and policies are designed to retain and motivate a strong, capable, high functioning and experienced executive team with the ability to execute on our strategic growth objectives, while aligning strong performance, collaboration and accountability with business results and the interests of our stockholders.
To ensure this alignment and to reward individual initiative and effort, a substantial portion of the NEOs’ target total direct compensation is performance-based and “at-risk.” In 2025, we emphasized performance-based compensation through two separate compensation elements:
•The first is the annual cash bonus award that is based on the company’s performance against financial and strategic objectives specified at the beginning of the performance year and an evaluation of individual accomplishments and performance during the year.
•The second is the grant of long-term (3-year) PSU awards as part of our annual equity cycle since 2022, which comprise 50% of each NEO’s annual grant of long-term equity incentive compensation. These annual PSUs require our achievement of a target goal of compound annual growth rate in global unit volume over a three-year period, with the resulting achievement modified by our relative TSR against an industry index over such period.
We also provide variable compensation via RSUs. The RSUs are subject to continued employment requirements and their value to our NEOs depends on our per share price at the time of vesting (and sale).
The performance-based and variable pay elements ensure that a substantial portion of the NEOs’ target total compensation for 2025 is “at risk”, with the amounts ultimately payable subject to variability above or below target levels commensurate with the company’s actual performance. The annual pay mix for the CEO and other NEOs in 2025 is reflected below.
CEO's Realized and Realizable Compensation
To ensure ongoing alignment to the compensation philosophy, the Committee evaluated the relationship between the target and realizable value of the compensation granted to our CEO from 2023 through 2025. The realizable value of our CEO’s compensation package over the three-year period is higher than the target value, due primarily to iRhythm’s stock valuation as of the end of 2025, as reflected in the following charts:

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Section 2 Compensation Governance and Pay Principles
Realizable value is calculated as the sum of the compensation deliverable in each year, including actual salary paid, annual bonus earned, and the value of long-term incentive plan components (PSUs and RSUs) as valued on December 31, 2025 using our year-end stock price of $177.44 per share and, for the PSUs that have not completed the performance period, using a performance multiplier reflecting estimated performance as of December 31, 2025. Target value represents the base salary rate in effect in each year, target annual bonus, and the grant date fair value of long-term equity incentive awards (PSUs and RSUs) granted in each year.
The above charts reflect that while the CEO’s compensation is achieved through various measures, including through long-term unit volume growth, our long-term operational and strategic goals, and our relative TSR performance versus the S&P Healthcare Equipment Select Industry Index, most of our CEO’s compensation is tied to our stock performance. The relationship between target and realizable value demonstrates the sensitivity of our compensation program to our actual financial and stock performance and illustrates the alignment of our compensation program with stockholder interests.
Executive Compensation Philosophy
Our overarching compensation philosophy is focused on achieving the following primary objectives:
•attract and retain high-caliber executive talent;
•directly link rewards to the achievement of key financial, operational, and strategic results that build long-term stockholder value;
•recognize individual performance by linking rewards to individual achievements in addition to measurable corporate results; and
•maintain strong compensation best practices by meeting evolving standards of compensation governance and remaining responsive to stockholder feedback through robust engagement programs.
To achieve our compensation philosophy, our current practice is to combine a mixture of compensation elements that balance rewarding achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of an annual cash bonus plan, which focuses on our yearly financial and operating results (and for 2025, FDA remediation measures that we wanted to achieve quickly), and long- term incentive compensation opportunities are provided in the form of equity awards, certain of which include three year performance periods to incentivize the achievement of long-term market and operational objectives.
The majority of the NEOs’ compensation consists of long-term equity-based compensation. While the pay mix may vary from year to year, the overarching goal is to achieve our compensation objectives and ensure that a meaningful percentage of total compensation is tied to long-term performance.
Executive Compensation Policies and Practices
We endeavor to maintain and operate under sound corporate governance standards to best serve our stockholders and align with external industry expectations, while also incorporating certain “best practices” in executive compensation. The Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices:

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Section 2 Compensation Governance and Pay Principles

What We Do
•Maintain an Independent Committee. The Committee consists solely of independent directors.
•Retain an Independent Compensation Adviser. The Committee engaged an independent consultant to advise on all executive compensation-related matters independent of management.
•Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” and directly linked to our corporate and stock performance, as well as equity-based to align with the interests of our stockholders.
•“Double-Trigger” Change-in-Control Arrangements. Our post- employment compensation arrangements in the event of a change in control of the company are “double trigger” arrangements that require both a change in control of the company plus a qualifying termination of employment before payments and benefits are paid.

•Compensation Recovery (“Clawback”) Policies - Nasdaq Policy & Misconduct Policy. We have adopted two separate and robust compensation recovery policies applicable to current and certain former executive officers: one is triggered by certain misconduct, and one is triggered by an accounting restatement, which is intended to comply with Nasdaq’s listing rules.
•Stock Ownership Guidelines. We have a robust stock ownership policy for our NEOs and the non-employee members of our Board of Directors.
•Removed “evergreen” refresh provision from 2016 EIP and declined share increase in 2024. We are committed to responsible management of our equity incentive plan: we both declined the 2024 evergreen share pool increase and removed the evergreen provision entirely for our 2016 EIP in 2024.
•Regularly engage with stockholders on compensation and governance matters. We seek to understand what is important to our stockholders and strive to be responsive to their feedback.

What We Don’t Do
•No Executive Employment Agreements. We do not maintain employment agreements with any executives, including the NEOs other than offer letters providing at-will employment.
•No Executive Retirement Plans. We do not offer supplemental pension or retirement plans or arrangements to our NEOs, other than certain retirement vesting provisions for which none of our NEOs are currently eligible.
•Limited Executive Perquisites. We do not provide excessive perquisites or other personal benefits with an aggregate incremental amount of more than $10,000 to any NEO.
•No Tax Gross-Ups on Perquisites: We do not provide any tax gross-ups on perquisites, other than related to standard relocation and corporate housing benefits.

•No Special Welfare Benefits. Our NEOs participate in broad-based company-sponsored welfare benefit programs on the same basis as our employees generally.
•No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments on “gross-ups” on any severance or change-in-control payments or benefits.
•No Hedging or Pledging of Our Equity Securities. We prohibit our employees, including our executive officers, and the members of our Board of Directors from engaging in certain derivative transactions and from hedging our securities, and from holding our securities in a margin account or pledging our securities as collateral for a loan.

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Section 3 Compensation Determination Process
Section 3 Compensation Determination Process
Compensation-Setting Process
The Committee reviews the base salary, annual cash bonus and long-term incentive compensation of the CEO and other NEOs at the beginning of the calendar year, or more frequently as warranted to develop the target total compensation opportunities. The Committee does not use a single method or measure in formulating the compensation program, nor does it establish specific targets for the total direct compensation of the NEOs. The Committee and our Board of Directors consider the following factors:
•the company’s performance against the financial and operational objectives established earlier during the fiscal year and for the financial metrics, where available, our company’s performance relative to the compensation peer group selected by the Committee;
•each individual NEO’s skills, experience, qualifications and scope of role and potential contributions;
•the performance of each individual NEO based on the NEO’s annual performance evaluation, which includes a subjective assessment of their contributions to the overall company performance, ability to lead their business function and work as part of a team, all of which reflect the company’s core values;
•internal compensation equity among the NEOs;
•the compensation practices of the compensation peer group and the positioning of each NEO’s compensation relative to comparable positions at peer companies and other market compensation levels in the broader medical device industry; and
•the compensation recommendations provided by the CEO with respect to other NEOs.
These factors provide the framework to make decisions regarding the total direct compensation for each NEO. Neither the Committee, nor our Board of Directors, assigns relative weights or rankings to such factors. No particular factor is determinative in setting pay levels, and our Committee and our Board of Directors are guided by their knowledge, experience and collective judgment in assessing the various qualitative and quantitative inputs to make compensation decisions.
Role of the Compensation and Human Capital Management Committee
The Committee has the principal responsibility for establishing, implementing, and monitoring adherence to the compensation philosophy and objectives. The Committee oversees the compensation and benefit policies and programs, and strategies related to the management of human capital. The Committee is responsible for the executive compensation program for the executive officers and reports to our Board of Directors on its discussions, decisions, and other actions.
As it relates to the CEO, the Committee evaluates his performance against the goals and objectives that were approved by the Board of Directors at the beginning of the year and makes recommendations to the Board of Directors regarding his compensation. As it relates to the other NEOs, the Committee, in consultation with the CEO, reviews and approves all compensation decisions.
Based on performance objectives for our annual bonus plan, the Committee determines the funding of the annual bonus plan pool.
The Committee also reviews and provides compensation recommendations to our Board of Directors relating to the non-employee independent members of our Board of Directors.
The Committee retains an independent compensation consultant that specializes in executive compensation standards and practices (as described below) to provide support in its review and assessment of our executive compensation program.
Role of Management and the Board of Directors
In discharging its responsibilities, the Committee works closely with the members of the management, including the CEO. The management team assists the Committee and our Board of Directors by providing information on corporate and individual performance, as well as management’s perspective on compensation matters, excluding compensation matters related to the CEO. The Committee solicits and reviews the CEO’s recommendations and proposals with respect to program structures, as well as recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for the NEOs (other than for himself) based on the CEO’s evaluation of individual performance.
Each year, the CEO reviews the performance of the other NEOs based on each individual’s level of success in accomplishing the business objectives established for the prior year and the overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Committee for each element of compensation. The annual business objectives for each NEO are developed through mutual discussion and agreement between the CEO and each NEO.

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Section 3 Compensation Determination Process
The Committee reviews and discusses management proposals and recommendations with the CEO and considers them as one factor in formulating the recommendations for the compensation of the CEO and other NEOs. The CEO recuses himself from discussions and recommendations regarding his own compensation.
The CEO’s annual objectives are based on discussions between the CEO and Chair, and then the Board reviews and approves the objectives. The CEO then does a self-assessment that is reviewed with the Chair. The Chair then reviews the assessment with the Committee Chair and the full Committee for pay recommendations. The Chair develops compensation recommendations with the Committee's independent compensation consultant, which includes reviewing peer market data, as set forth below. The Chair reviews the consultant's recommendations with the Committee, and then if the Committee endorses them, they are presented to the full Board for review and approval.
Role of Compensation Consultant
The Committee engages an independent external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2025, the Committee engaged Aon from January 1 to May 28 and Mercer from May 29 forward to serve as its independent consultant to advise on executive compensation matters. Our compensation consultant's services included an analysis of competitive market pay practices for senior executives and data analysis and selection of the compensation peer group. The market analysis and compensation consultant's advice are key components of the Committee’s process to determine appropriate and competitive compensation for our NEOs.
For 2025, Aon and Mercer regularly attended meetings of the Committee and consulted on:
•assessing competitive market practices and compensation levels for our executive officers, including our NEOs;
•assessing the design of our short-term incentive plan (annual bonus plan), as well as a review of short-term incentive compensation plan design practices of the competitive market;
•assessing executive compensation trends within our industry, and updating on corporate governance and regulatory developments;
•reviewing and providing input on the Compensation Discussion and Analysis section of our proxy statements;
•reviewing and analyzing the compensation for the non-employee members of our Board of Directors;
•reviewing competitive market practices for stock ownership guidelines;
•assessing the design of the PSU awards, as well as a review of PSU awards design and grant practices of the competitive market;
•reviewing competitive market practices for equity compensation, including burn rate and overhang, and advising on the mix of equity award types;
•conducting a change in control and severance policy review;
•conducting executive perquisites benchmark and analysis;
•providing guidance with respect to share authorization requests and stockholder engagement; and
•the research, development and review of our compensation peer group.
The terms of each of our compensation consultant’s engagement include reporting directly to the Committee. Each of our compensation consultants, as applicable, coordinate with the management team for data collection and job matching for our executive officers. In 2025, compensation consultant also provided non-executive compensation consulting services. The Committee evaluated each of the compensation consultant's independence pursuant to the listing standards of The Nasdaq Stock Market and the relevant SEC rules and determined that both Aon and Mercer were independent and that no conflict of interest has arisen as a result of the work performed.
Use of Comparative Compensation Data
For the purpose of comparing the executive compensation of our executive officers, the Committee reviews and approves the composition of the peer group annually and adjusts its composition if warranted. The peer group is used each year to serve as a market reference point for compensation comparison purposes, to inform its decision-making process, and to set total target compensation levels that are competitive considering companies that are similar to iRhythm based on the below parameters.

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Section 3 Compensation Determination Process

Peer Selection Criteria Category	Selection Criteria
Sector	Publicly traded medical device and high technology companies, with a focus on end user marketing where possible
Market cap	Between $1 billion and $9 billion
Revenue	$200 million to $1.8 billion
Headcount	Between 750 and 7,000 employees
In August 2024, the Committee reviewed and updated the compensation peer group for use in 2025 compensation planning to reflect changes in the company’s financial profile to recognize the evolving business focus and to account for merger and acquisition activity among the peer companies. Based on the assessment, the Committee established the following peer group for evaluating and determining 2025 compensation:

2025 Peer Group
Alphatec[1] (Nasdaq: ATEC)	Insulet Corporation (Nasdaq: PODD)	Natera Inc. (Nasdaq: NTRA)
AtriCure, Inc. (Nasdaq: ATRC)	Integra LifeSciences (Nasdaq: IART)	Penumbra, Inc. (NYSE: PEN)
Fulgent Genetics, Inc. (Nasdaq: FLGT)	Lantheus Holdings, Inc. (Nasdaq: LNTH)	ResMed, Inc (NYSE: RMD)
Globus Medical, Inc. (NYSE: GMED)	LivaNova PLC (Nasdaq: LIVN)	Tactile Systems Technology. (Nasdaq: TCMD)
Inspire Medical Systems, Inc. (NYSE: INSP)	Masimo Corporation (Nasdaq: MASI)	Tandem Diabetes Care, Inc. (Nasdaq: TNDM)
1.Indicates new peer company in 2025.
Removals from the 2024 Peer Group included: Axonics (acquired by Boston Scientific), Nevro (acquired by Globus Medical), Inari Medical (acquired by Stryker Corporation), and Shockwave Medical (acquired by Johnson & Johnson). The Committee uses peer group proxy data as well as market data from Aon Global Surveys and Medical device and high technology companies with a similar business and financial profile to evaluate the competitive market when determining the total direct compensation for the NEOs, including base salary, target annual bonus opportunities and long-term incentive compensation. Given the objective of attracting, retaining, motivating and rewarding a superior team of executive officers and employees, the aim is to provide a total direct compensation package that is competitive compared to the peers, with a great emphasis on equity incentive compensation to tie the NEOs’ and employees’ interests more effectively to those of the stockholders.
Compensation Risk Assessment
The Committee conducts and oversees a regular review of executive and sales compensation-related risk to determine whether the compensation programs encourage excessive or inappropriate risk-taking, and to evaluate the level of risk, and concluded that the policies and programs are not reasonably likely to have a material adverse impact.

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Section 4 Compensation Programs
Section 4 Compensation Program
Individual Compensation Elements
In 2025, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Form of Element	Primary Objective	Reward Realized on Achievement of

Base Salary	Fixed – Cash	Attract and retain highly talented executives by providing amounts that are competitive in the market, stable, and reward performance	Continued service

Annual Cash Bonuses	Variable – Cash	Motivate our executives to achieve annual business objectives and provide financial incentives to meet or exceed these objectives	Pre-established performance metrics based on our annual operating plan and strategic objectives

Time-based Restricted Stock Units (RSUs)	Variable – Equity	Retain our executives as RSUs vest over 4 years while also aligning their interests with those of our stockholders	Continued service and stock price appreciation

Performance-based Restricted Stock Units (PSUs)	Variable – Equity	Motivate our executives to achieve long-term stockholder value creation and align their interests with those of our stockholders by providing performance-based equity with opportunity to earn above target level through superior performance	Pre-established performance metrics tied to unit volume growth with the relative TSR modifier

In 2025, we also provided certain post-employment severance, change in control protections, as described below under “Post-Employment Compensation Arrangements,” certain executive retirement vesting provisions, and various health and welfare benefits, including a 401(k)-retirement savings plan. In general, executive officers participate in the standard employee benefit programs available to our employees.
Base Salary
Base salary represents the fixed portion of NEO compensation and is an important element of compensation intended to attract and retain highly talented executives. The Committee reviews and develops recommendations using competitive market data to determine appropriate adjustments to base salary for the CEO and other NEOs as part of the annual executive compensation review.
For 2025, the Committee reviewed the base salaries payable to the NEOs with consideration of market positioning as well as individual performance and determined that certain increases were appropriate. The increases ranged from 0% to 5.9%. Mr. Patterson received a 5.5% base pay increase in recognition of the broad scope of the role that includes US and International commercial sales, marketing and commercial partnerships.
The actual base salaries paid to our NEOs in 2025 are set forth in the “2025 Summary Compensation Table” below.

NEO	Base Salary at December 31, 2024 ($)	Base Salary at December 31, 2025 ($)	% Change
Quentin Blackford	700,000	700,000	—%
Daniel Wilson	425,000	450,000	5.9%
Patrick Murphy	468,650	468,650	—%
Chad Patterson	473,800	500,000	5.5%
Minang (Mintu) Turakhia, M.D., M.S.	470,800	480,000	2.0%

Annual Cash Bonus

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Section 4 Compensation Programs
In February 2025, the Committee approved the 2025 Annual Bonus Plan to provide cash incentives to meet or exceed the financial objectives set forth in our 2025 annual operating plan as well as strategic and individual performance measures. The final bonus payments are funded based on our level of achievement with respect to corporate performance goals and individual performance.
The cash bonus is based upon a specific percentage of each NEO’s annual base salary. In determining the target bonus percentages, the Committee also considered current retention risks, external market challenges, and the other factors described in “Governance of Executive Compensation Program – Compensation-Setting Process” above. Mr Patterson's 2025 annual bonus target increase of 5% (from 70% to 75%) is to align the scope of his responsibilities (e.g., US and International commercial sales, marketing and commercial partnerships, etc) with stockholder interest and competitive market data.
The target bonus opportunity of the NEOs for 2024 and 2025 were as follows:

NEO	2024 Annual Bonus Plan Target (% of Salary)	2025 Annual Bonus Plan Target (% of Salary)
Quentin Blackford	100%	100%
Daniel Wilson	60%	60%
Patrick Murphy	60%	60%
Chad Patterson	70%	75%
Minang (Mintu) Turakhia, M.D., M.S.	60%	60%

Corporate Performance Measures
The 2025 Annual Bonus Plan maintained two financial performance measures—Revenue (weighted 50%) and Adjusted EBITDA (weighted 40%)– and added a new Strategic Objective of FDA Remediation (weighted 10%). The Committee determined to increase the weighting of Adjusted EBITDA from 25% for 2024 to 40% for 2025 to prioritize the achievement of top line goals in a cost-effective and efficient manner. The Committee added the new “Strategic Objective” focused on FDA remediation to focus the leadership team on a critical near-term goal. The Committee believed these three performance measures were appropriate because they provided a strong emphasis on growth while also considering the management of expenses, which it believed would most directly influence long-term stockholder value. Each performance measure was weighted according to the Committee’s assessment of its relative significance related to the successful execution of our annual operating plan and business-critical objectives.
For purposes of the 2025 Annual Bonus Plan:
•“Revenue” means GAAP revenue as reported in our audited financial statements;
•“Adjusted EBITDA” is defined as net loss before income tax provision, depreciation and amortization, interest expense, interest income and as further adjusted for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources. The Committee may apply discretion and adjust performance goals and financial results for unexpected or unbudgeted one-time items when determining whether the performance goals have been met. This may include identifying additional charges and gains to exclude from Adjusted EBITDA for purposes of the Annual Bonus Plan that are significant in nature, which may impact period to period comparability, and do not represent the ongoing results of the business; and
•"Strategic Objective: FDA Remediation" is defined as seven remediation pillars aligned to iRhythm’s FDA Remediation Plan pillar timeline. To receive threshold or target payout, pillar remediation must be confirmed complete within 30-days of the designated timeline. To achieve maximum payout, all seven pillars must be confirmed complete on time (by an independent third party) and the Company must notify FDA of "Ready to Audit."
The Committee set the following performance levels, payout percentages and targets and weightings for the corporate performance measures for the 2025 Annual Bonus Plan as follows:

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Section 4 Compensation Programs

	Threshold Payout %	Target Payout %	Maximum Payout %	Weighting
Performance Level	50%	100%	200%
Revenue	$630.0	$680.0	$730.0	50%
Adjusted EBITDA	$45.5M	$61.2M	$77.5M	40%
Strategic Objective: FDA Remediation	4 to 6 Pillars Confirmed on-time	All 7 Pillars Confirmed on-time	All 7 Pillars Confirmed on-time and FDA notified “Ready to Audit” by 12/31/2025	10%
The performance target levels were intended to require significant effort and, therefore, were set at levels ordinarily difficult to achieve. For actual performance between the threshold and maximum performance levels for the Revenue and Adjusted EBITDA measures, the actual bonus payment with respect to Revenue and Adjusted EBITDA will be calculated by linear interpolation. For actual performance of the Strategic Objective, the percentage payout between threshold and maximum is step based (payouts defined as 0%, 50%, 100% or 200%) and not linear interpolation.
Individual Performance Factor
The individual cash bonus payments for the NEOs were determined based on a combination of corporate and individual performance. The Committee reviews individual performance to determine the final annual cash bonus payment using an individual performance modifier of 0% to 200% for each executive officer including each NEO.

Base Salary $	X	Target Bonus %	X	Corporate Performance Factor (50% Revenue / 40% EBITDA / 10% Strategic Objective)	X	Individual Performance Modifier	=	Final Payout Max Payout Capped at 200% of Target
Unless threshold performance is achieved on at least one of the company metrics, there is no payout regardless of individual performance. The maximum bonus is capped at 200% irrespective of the individual performance modifier.
Incentive Award Payouts Reflect Performance
Our program goals are directly tied to our strategic goals of:

1	2	3
Driving top- and bottom-line growth	Advancing our product pipeline	Enhancing share price performance – both absolute and relative
Long-term Incentives: Share price performance, relative to a select peer group, has been a modifier to our PSU metric of unit growth performance measure of our long-term awards. We believe compound annual growth rate of unit volume ('Unit Volume CAGR") incentivizes actions that drive sustainable growth in our share price through long-term performance measurement and vesting periods. Additionally, the 2023 Special PSU award performance metrics are specific to patient experience, operational excellence, and accelerating innovation to incentivize management to deliver on key R&D milestones that are necessary to advance our pipeline and drive future performance of the company and aligns to stockholder interests and include a three year performance period.

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Section 5 Compensation Decisions and Outcomes
Section 5 Compensation Decisions and Outcomes
Key Compensation Decisions for 2025
In 2025, only one adjustment was made to annual incentive opportunities — a 5% modification for one NEO, as discussed in Section 4. The Annual Bonus Plan reflected strong corporate performance, achieving 173% of target, while PSUs with a performance cycle ending December 31, 2025, paid out at 162.2%. No special equity incentive awards were granted to any of our executives. Taken together, these outcomes demonstrate that our incentive compensation programs appropriately align payouts with company, financial, and stock price performance, as well as individual contributions of our NEOs.
Annual Bonus Plan Performance
In February 2026, the Committee determined the achievement, and corresponding payment levels, with respect to the corporate performance measures under the 2025 Annual Bonus Plan were as follows:

Performance Measure	Weighting	Actual (in $ million)	Payout %	Final Weighted Payout %
Revenue	50%	$747.1M	200%	100%
Adjusted EBITDA[1]	40%	$71.9M	158%	63%
Strategic Objective	10%	Target	100%	10%
		Final Corporate Factor		173%
1. Adjusted EBITDA actual performance, as presented, excludes $3.0 million of acquired IPR&D expense. The Committee deemed it appropriate to exclude the impact of the acquired IPR&D expense within the Adjusted EBITDA calculation for purposes of the 2025 Annual Bonus Plan, due to the unique nature of its origination out of unplanned acquisition-related activities as measured against the Adjusted EBITDA target.
The Committee approved the final corporate factor score equal to 173% to determine the final bonus payout for the 2025 Annual Bonus Plan. In determining the awards for the NEOs, the Committee also evaluated the collective and individual performance of the CEO and other NEOs, noting accomplishments in areas spanning our strategic pillars of Customer Growth and Experience, Accelerating Innovation, Operational Excellence, People and Culture, and Stakeholder Outcomes.
Below is a summary of goals and key accomplishments of our CEO and other NEOs considered by the Committee when determining their overall individual performance.

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Section 5 Compensation Decisions and Outcomes

Quentin Blackford, President, Chief Executive Officer and Director
During fiscal year 2025, iRhythm advanced its strategic priorities under the leadership of Mr. Blackford. The Company focused on strengthening commercial execution, reinforcing quality and operational discipline, and investing in innovation to support long term growth and improved patient outcomes. Strategic priorities in 2025 included:
•Accelerating commercial momentum in iRhythm's core market while expanding access through primary care and emerging channels;
•Completing all FDA remediation efforts and strengthening regulatory compliance; and
•Improving financial performance, operational efficiency, and cash generation.

Actions taken during fiscal year 2025
In support of these priorities, management strategically:
•Increased focus on commercial execution across the U.S. core business and invested in expansion into primary care and additional customer channels;
•Implemented initiatives to improve operational efficiency and financial discipline; and
•Continued investment in clinical evidence, data capabilities, and digital integration to support adoption and differentiation.

Results achieved in fiscal year 2025
As a result of these actions, the Company:
•Generated full year revenue of $747.1 million, representing 26.2% year over year growth, exceeding financial targets;
•Achieved positive free cash flow for the first time in iRhythm's history, with adjusted EBITDA margin of 9.2%, a 1,050-basis point improvement compared to full year 2024;
•Completed all FDA remediation activities, including fulfillment of “above and beyond” commitments related to quality management system improvements;
•Developed predictive tools leveraging Eversana data through a partnership with Lucem Health to enable identification of patients at risk for clinically relevant arrhythmias; and
•Continued progress in commercial reach and customer engagement across established and emerging channels.

Patient Focus and Innovation
With the objective of expanding access to care and improving patient outcomes through innovation and clinical evidence, management:
•Advanced the U.S. core business, expanded internationally, and entered adjacent diagnostic markets;
•Continued investment in interoperability, including EHR integrations with Epic Aura;
•Advanced clinical evidence through the AMALFI randomized trial and the AVALON study,
•Completed the transition of long-term continuous monitoring home enrollment to Zio monitor;
•Advanced international expansion efforts, including growth in Japan; and
•Entered a partnership with an external sleep independent diagnostic testing facility to enable home sleep test prescriptions.

2025 Key Achievements of Named Executive Officers
Daniel Wilson, Chief Financial Officer
•Outperformed initial guidance expectations related to revenue and adjusted EBITDA, achieved first‑ever positive annual free cash flow, and drove efficiency gains to enable continued investment in innovation.
•Expanded sell-side analyst coverage and supported 97% stock price appreciation.
•Redesigned CFO organizational structure for clarity and performance while strengthening finance talent and making key hires across VP, director, and senior manager levels.
•Sponsored an employee resource group, mentored emerging talent, and increased employee engagement.
Patrick Murphy, Chief Business Officer and Chief Legal Officer
•Established the foundation for population health and value‑based care programs, leveraging published Eversana real-world evidence and commercializing patient‑persona insights in order to meaningfully expand iRhythm's total addressable market.
•Executed commercialization and development agreements with Lucem Health to accelerate AI‑enabled workflow capabilities and enable identification of patients potentially at risk for clinically actionable arrhythmias.

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Section 5 Compensation Decisions and Outcomes
•Launched initial Lucem deployment pilots, forming the basis of iRhythm's therapeutic partnership strategy and data‑commercialization opportunities.
Chad Patterson, Chief Commercial and Product Officer
•Exceeded global registration, revenue, innovative channel, and market access goals to deliver full year 2025 revenue of $747.1 million, representing 26.2% year-over-year growth, and over 2.5 million patient reports posted.
•Continued expansion and leadership across digital solutions, including EHR integrations to drive a majority of registrations garnered through EHR-integrated accounts by year-end.
•Launched commercially into Japan and drove expanded commercial presence across five European markets.
•Successfully launched refreshed marketing and public relations campaign, supported clinical evidence communications, and recognized by numerous corporate awards, including Time's Top Health Tech Companies and Newsweek's Greenest Companies in America.
Minang (Mintu) Turakhia, M.D., M.S., Chief Medical Officer, Chief Scientific Officer, and EVP, Advanced Technologies
•Built in‑house premarket study capabilities and completed three FDA‑critical studies end‑to‑end while expanding multi‑center and pediatric trial readiness.
•Established a new Medical Safety & Clinical Oversight function, further strengthened core safety processes, and expanded IDTF medical leadership globally.
•Published landmark studies, including one in JAMA demonstrating Zio monitor superiority, thereby contributing to updated U.S. and European society guidelines and payor policies.
•Drove healthcare professional engagement across relevant professional societies - including the European Society of Cardiology/European Heart Rhythm Association, the Japanese Heart Rhythm Society, and the American Heart Rhythm Society - and built an internal digital education platform for the global sales team.
•Launched internal Innovation Council and ECG‑AI development roadmap while elevating iRhythm's company profile through industry awards, keynote forums, and increased influence with payors, regulators, and professional societies.
The following table sets forth the target annual cash bonus opportunities and the actual cash bonus payments made to NEOs for 2025:

NEO	Base Salary (December 31, 2025)		Target Bonus %		Corporate Performance Factor		Individual Performance Factor		Resulting Payout	Percent of Target
Quentin Blackford	$700,000	x	100%	x	173%	x	112%	=	$1,350,000	193%
Daniel Wilson	$450,000	x	60%	x	173%	x	105%	=	$490,500	182%
Patrick Murphy	$468,650	x	60%	x	173%	x	100%	=	$486,500	173%
Chad Patterson	$500,000	x	75%	x	173%	x	116%	=	$750,000	200%
Minang (Mintu) Turakhia, M.D., M.S.	$480,000	x	60%	x	173%	x	105%	=	$523,200	182%
Long-Term Equity Incentive Compensation
The company uses long-term incentive compensation in the form of equity awards to incentivize and deliver competitive compensation that recognizes executives for their contributions to the company. The realized value of the equity awards is directly correlated to the stock performance, thus aligning the interests of NEOs with stockholders by focusing them on long-term growth to create value for stockholders.
The Committee views long-term incentives as a significant element of total compensation at the executive level and a crucial component of the company’s total rewards compensation package. During fiscal 2025, the Committee evaluated all of the foregoing when designing the company’s long-term incentive program structure with input from our compensation consultant.
•2025 Annual Equity Awards. Based on this evaluation, the Committee determined that an even split of PSUs (at target) and RSUs continued to serve the company well for annual awards. This portfolio of PSU awards and RSU awards appropriately balances the incentive benefits of a performance-based equity award vehicle with executive retention and stockholder dilution (as compared to stock options) benefits, thereby aligning the interests of our executive officers and stockholders and enabling us to use our equity compensation resources efficiently.
•This 50-50 RSU-PSU split is a market leading practice for the NEOs (other than CEO), as more emphasis is placed on performance-based equity compared to peer and broader market prevalence.

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Section 5 Compensation Decisions and Outcomes
•The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and concluded that the previously adopted vesting period for PSUs and RSUs remained appropriate for annual awards. The PSUs cliff vest after three years (based on actual achievement) and the RSUs vest 25% annually over four years.
Generally, long-term incentive compensation opportunities are granted to our CEO by the independent members of our Board of Directors, based on the recommendations of the Committee, and to our other executive officers, including our other NEOs, by the Committee.
The equity awards granted to our NEOs in 2025 are set forth in the “2025 Summary Compensation Table” and the “2025 Grants of Plan-Based Awards Table” later in the proxy document.
Annual Long-Term Incentive (LTI) Awards
In February 2025, as part of the annual review of the executive compensation program, the Committee determined, consistent with the previous year, the aggregate target value of each executive officer’s long-term incentive compensation, and granted long-term incentive compensation in the form of 50% PSU awards and 50% RSU awards to the executive officers including the NEOs, and the design and performance metrics for the PSU awards. The Committee differentiates the award value of our incumbent NEOs based on the review of the competitive market data for their respective positions, the size of any previously granted equity awards and an evaluation of their performance.
The annual equity awards granted to the NEOs in February 2025 which, in the case of the PSU awards, represent the target number of units eligible to be earned based on target performance, were as follows:

NEO	Target Value RSUs	Number of Units[1] RSUs	Target Value PSUs	Number of Units[1] PSUs	Total Annual LTI
Quentin Blackford	$4,300,000	38,599	$4,300,000	38,599	$8,600,000
Daniel Wilson	$1,000,000	8,976	$1,000,000	8,976	$2,000,000
Chad Patterson	$1,350,000	12,118	$1,350,000	12,118	$2,700,000
Patrick Murphy	$1,000,000	8,976	$1,000,000	8,976	$2,000,000
Minang (Mintu) Turakhia, M.D., M.S.	$1,250,000	11,220	$1,250,000	11,220	$2,500,000
1.The total number of units subject to a PSU award and a RSU award was equal to the Target Value divided by the 20 trading-day average closing price of our common stock on the date of grant. The use of a 20-day average closing price of our common stock is to minimize the variability between the award value approved and the actual number of units granted.

Performance Stock Unit (PSU) Awards
Three cycles of PSU awards granted to NEOs are currently in effect. The design of the PSU grants has not materially changed and are aligned to stockholder interests. We believe that Unit Volume CAGR is the appropriate internal metric that aligns with our long-range strategic plan, while relative TSR provides alignment to our stockholders’ objectives.

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Section 5 Compensation Decisions and Outcomes

	PSU Awards: 2024-2026 Cycle	PSU Awards: 2025-2027 Cycle	PSU Awards: 2026-2028 Cycle
The actual number of PSUs that will be eligible to vest will be determined based on our Unit Volume CAGR results measured for the performance period	Yes	Yes	Yes
Performance Period	•3-Years •Beginning January 1, 2024, and ending on December 31, 2026	•3-Years •Beginning January 1, 2025, and ending on December 31, 2027	•3-Years •Beginning January 1, 2026, and ending on December 31, 2028
PSUs earned based on the Unit Volume CAGR will be adjusted based on achievement of our TSR performance	Yes	Yes	Yes
TSR Peer Group	S&P Healthcare Equipment Select Industry Index	S&P Healthcare Equipment Select Industry Index	S&P Healthcare Equipment Select Industry Index
Subject to the NEO’s continued employment through the certification date	Yes	Yes	Yes
Unit Volume CAGR
The PSU awards may be earned to the extent that we achieve pre-established threshold, target and maximum performance levels for Unit Volume CAGR over the three-year performance period, as follows:

Target Performance Level Achieved (%)	Target Units Earned (%)
Below 75% of Target CAGR	0% of Target
75% of Target CAGR	50% of Target
100% of Target CAGR	100% of Target
125% of Target CAGR	200% of Target
The exact number of earned PSUs will be determined using linear interpolation based on our actual Unit Volume CAGR if it falls between the threshold and maximum performance achievement levels set forth in the table above, which number is subject to adjustment based on TSR achievement, as more fully described in the section below entitled “Relative TSR Modifier.”.
The forward-looking Unit Volume CAGR performance goal is not disclosed because we strongly believe that it will be competitively harmful, as it would give competitors insight into our long-term strategic and financial planning processes. Based on investor feedback following our 2024 annual stockholders’ meeting, we have committed to disclosing multi-year performance goals and actual achievement in our regular programs in full after the close of the performance period. The Committee believed that the performance measure target has sufficient stretch and ensured that participants would not be rewarded below a minimum growth target.

PSU cycle dates	2021-2023	2022-2024	2023-2025	Three-year average
CAGR performance % to target	94.3%	106.1%	107.5%	102.6%
Actual achieved payout performance	88.8%	121.4%	129.8%	113.3%

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Section 5 Compensation Decisions and Outcomes
Relative TSR Modifier
To align the number of PSUs earned with our stockholders’ experience, the number of units earned based on the Unit Volume CAGR will be further adjusted for certain levels of achievement of the company’s TSR as compared to the TSR achieved by the companies comprising the S&P Healthcare Equipment Select Industry Index as in effect on the last day of the performance period, as follows, which we refer to as our TSR Modifier:

Company TSR Percentile Rank	Earned PSUs Adjustment
At or below 25th Percentile	Decrease by 25%
At 50th Percentile	No Change
At or above 75th Percentile	Increase by 25%
To the extent that the company’s TSR results for the performance period fall between any levels set forth in the table above, the percentage adjustment to the number of units will be determined based on linear interpolation.
The Committee established a maximum cap of 200% on the PSU payout starting with the 2024-2026 PSUs irrespective of above median TSR performance, and maximum Unit Volume CAGR performance level.
PSU Awards: 2023-2025 Cycle Final Payout
In February 2026, the Committee certified the performance metric achievement of the company’s Unit Volume CAGR for the performance period commencing on January 1, 2023, and ending on December 31, 2025. The Unit Volume CAGR performance metric applied to all NEOs with a 2023 – 2025 PSU grant. The Unit Volume CAGR goals for the 2023-2025 PSU cycle were: a Threshold of 15% CAGR, Target of 20% CAGR, and Max of 25% CAGR. Actual performance of the Unit Volume CAGR was 21.5%, resulting in a Unit Volume CAGR performance of 129.8%. The TSR modifier peer group S&P Healthcare Equipment Select Industry Index performance percentile ranking at the end of the measurement period was 84th and resulted in a payout of 125%. Based on the Unit Volume CAGR performance and TSR modifier, the actual payout for the 2023 – 2025 PSU grant is 162.2%.

Executive Name	Target PSUs (#)	Actual Payout %	Actual Earned PSUs (#)
Quentin Blackford	28,775	162.2%	46,687
Daniel Wilson	5,801	162.2%	9,412
Chad Patterson	10,674	162.2%	17,318
Patrick Murphy	9,282	162.2%	15,060
Minang (Mintu) Turakhia, M.D., M.S.	9,282	162.2%	15,060
PSU Awards: 2023 Special Strategic Equity Awards
In August 2023, our Board of Directors approved strategic long-term PSUs that were granted to certain members of management, including our then-current NEOs, which we refer to as the 2023 Special Strategic Equity Awards in this Proxy Statement. The 2023 Special Strategic Equity Awards cover a performance period starting July 1, 2023 and ending June 30, 2026 and they are earned based on the achievement of three operational goals and are further subject to increase or decreased on the level of achievement of the company’s relative TSR performance, subject to certain caps and continued employment through the later of August 7, 2026 and the date on which the Committee determines the achievement of the 2023 Special Strategic RSUs. Each of the following operational goals is weighted as to one-third of the total award value:
•Enhancing the patient experience while significantly increasing patient registrations;
•Achieving certain adjusted EBITDA as a percentage of revenue goals; and
•Accelerating new product or service innovations.
Achievement of two operational goals is “target” level of achievement and achievement of three operational goals is “maximum” level of achievement, in each case subject to modification for the company’s relative TSR performance (but not beyond “maximum”), compared to the TSR achieved by companies comprising the S&P Healthcare Equipment Select Industry Index over the performance period. There is no interpolation for partial achievement of an operational goal.

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Upon relative TSR performance of greater than the 75th percentile, the number of PSUs earned based on operational goals (the “Earned PSUs”) will be adjusted upwards by 25%. However, if all three operational goals have been achieved, the PSU will have reached its cap and there will be no upward adjustment, and no additional PSUs will become earned and vested. Upon relative TSR performance of less than the 33rd percentile, the number of Earned PSUs will be adjusted downward by 25%; however, if all three operational goals have been achieved, the number of Earned PSUs will be capped at the “target” level achievement, which is greater than a 25% reduction. There is no interpolation between relative TSR achievement levels.
RSU Awards
The 2025 time-based RSU awards vest over a four-year period, with 25% of the units subject to the awards vesting on the first anniversary of the vesting commencement date of March 1, 2026, and 25% of the units subject to the awards vesting on each of the second, third and fourth anniversaries of the vesting commencement date, contingent upon the NEO remaining continuously employed by us through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our common stock for each unit that vests pursuant to the awards.
Benefits
Our NEOs are eligible to receive the same benefits available to all employees generally, subject to the satisfaction of specific eligibility requirements. These benefits include medical, dental, and vision benefits, employee assistance program, basic life insurance, accidental death and dismemberment insurance, short- and long-term disability insurance, flexible spending accounts, and commuter benefits. In structuring these programs, we seek to provide an aggregate level of benefit offerings comparable to similar companies, compliant with applicable laws, and affordable to employees.
We continue to maintain a tax-qualified Section 401(k) retirement savings plan (the “401(k) Plan”) that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. In 2025, we offered eligible participants a discretionary matching contribution to the 401(k) Plan. We may make an employer contribution to each eligible employee each year—all participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s account and invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code (the “Code”). As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to employees until distributed from the 401(k) Plan. All contributions are deductible by us when made.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, in 2025 we did not provide significant perquisites or other unique benefits to our NEOs, except as made available to our employees generally or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective and for recruitment and retention purposes.
Employment Arrangements
We have entered into written employment offer letters with each of our current NEOs that provide for “at will” employment, meaning that either we or the NEO may terminate the employment relationship at any time without cause. In addition, each of these letters required the executive to execute our standard At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement. For detailed descriptions of the employment offer letters of our NEOs, see “Potential Payments upon Termination or Change in Control” below.
Post-Employment Compensation Arrangements
We maintain an Amended and Restated Executive Change in Control and Severance Policy, which was recently amended and restated in October 2025 (the “Executive CIC Policy”). The Executive CIC Policy provides severance and change in control payments and benefits to all Vice Presidents and above, including our NEOs. The Executive CIC Policy sets forth the rights of the executives with respect to the receipt of payments and benefits upon an involuntary termination of employment, including an involuntary termination of employment in connection with a change in control of the company. We believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executives. The Committee does not consider the specific amounts payable under these post-employment compensation arrangements, however, when determining the annual compensation of our executive officers, including our NEOs.
The Executive CIC Policy serves several objectives. It reduces the need to negotiate post-employment compensation arrangements on a case-by-case basis. It acts as an incentive for our executives to remain employed with us and stay focused on their responsibilities during the potential or negotiation of a change-in-control transaction, which preserves the company value and the potential benefits to

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Section 5 Compensation Decisions and Outcomes
be received by the stockholders from the transaction. Finally, it supports administrative efficiency because it requires less time and expense to administer than individual agreements.
The post-employment compensation arrangements are designed to provide reasonable compensation to the executives if their employment is terminated under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
These post-employment compensation arrangements also contain certain specified payments and benefits in the event of an involuntary termination of employment in connection with a change in control of the company. We believe these arrangements align the interests of the NEOs and the stockholders when considering the long-term future of the company. The primary purpose of these arrangements in the case of a change in control of the company is to keep the most senior executive officers focused on pursuing all corporate transactions that are in the best interest of the stockholders regardless of whether those transactions may result in their own job loss.
In determining payment and benefit levels under the various circumstances covered by the post-employment compensation arrangements with the executives, the Committee has drawn a distinction between resignations for good reason, involuntary terminations of employment for cause and involuntary terminations of employment without cause, both in connection with and not involving a change in control of the company.
All payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of the company and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.
In the event of a change in control of the company, to the extent Section 280G or 4999 of the Code is applicable to an executive officer, including a NEO, such individual is entitled to receive either payment of the full amounts specified in the Executive CIC Policy to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving a higher amount after taking into account all federal, state and local income, excise and employment taxes.
We do not provide excise tax payments (or “gross ups”) relating to a change in control of the company and have no such obligations in place with respect to any of our executive officers, including the incumbent NEOs. For detailed descriptions of the post-employment compensation arrangements maintained with the incumbent NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
We also provide continued equity award vesting for the company’s employees at the level of Senior Vice President and above who terminate employment upon or after satisfying an “age plus required number of years of service” requirement. To be eligible for this benefit, the executive must have at least 70 years of combined age plus years of service with a minimum of 5 years of service or must be minimum age 55 with minimum 10 years of service. The executive must also provide a 12-month notice period to allow orderly transition of duties. If all requirements are satisfactorily met, then post-retirement the executive will continue to vest in all RSUs according to time-based vesting schedule and all PSU awards will be measured based on actual achievement at end of the applicable performance period and the resulting “achieved” PSUs will vest on a prorated basis based on the amount of time served during the performance period. Additionally, this program excludes any RSUs or PSUs granted within the one-year period prior to the executive’s retirement date. None of our NEOs currently meet the age and services requirements.
Potential Payments Upon Termination or Change in Control
Executive CIC Policy
On October 29, 2025, the Board of Directors, approved the amendment and restatement of our existing Executive Change in Control and Severance Policy. The restatement was to make certain enhancements to more closely align with our peer group and market practices in the event of certain qualifying terminations of employment, both outside of and in connection with a change in control of the Company.
Qualifying Termination in connection with a Change of Control. Under the Executive CIC Policy, if, within the period commencing on a "change in control" and ending 24 months following a “change of control” (such period, the “Change in Control Period”), we terminate the employment of the applicable employee other than for “cause,” death or “disability,” or the employee resigns for “good reason” (as such terms are defined in the Executive CIC Policy) and, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive:
i.a lump sum severance payment equal to the payment of employee’s base salary, at the highest rate in effect during the term of the agreement, for 24 months for Mr. Blackford, and 18 months for Messrs. Wilson, Murphy, Patterson and Turakhia;

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Section 5 Compensation Decisions and Outcomes
ii.payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 24 months for Mr. Blackford, and 15 months for Messrs. Wilson, Murphy, Patterson and Turakhia;
iii.a lump sum payment equal to 200% of target bonus in effect for the fiscal year in which termination occurs for Mr. Blackford, and 150% of target bonus for Messrs. Wilson, Murphy, Patterson and Turakhia; and
iv.accelerated vesting as to 100% of the employee’s outstanding unvested equity awards (if vesting depends on achievement of performance criteria, then assuming performance criteria has been achieved at target levels unless provided otherwise in the applicable performance-based equity award).
Qualifying Termination outside of a Change of Control. Under the Executive CIC Policy, if we terminate the employment of the applicable employee other than for “cause,” death or “disability,” or the employee resigns for “good reason” outside of the Change in Control Period, and the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive:
i.a lump sum severance payment equal to the payment of employee’s base salary, at the highest rate in effect during the term of the agreement, for 18 months for Mr. Blackford, and 12 months for Messrs. Wilson, Murphy, Patterson and Turakhia;
ii.a lump sum payment equal to 150% of target bonus in effect for the fiscal year in which termination occurs for Mr. Blackford, and 100% of target bonus for Messrs. Wilson, Murphy, Patterson and Turakhia, and,
iii.payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 18 months for Mr. Blackford, and 12 months for Messrs. Wilson, Murphy, Patterson and Turakhia.
The following table estimates the payments and benefits that would be provided in the circumstances described above for each of our eligible NEOs in accordance with the Executive CIC Policy, with no change in control and with a change in control. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2025, and the price per share of our common stock is the closing price on The Nasdaq Global Select Market as of December 31, 2025, the last trading day in fiscal year 2025 ($177.44). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control
Named Executive Officer	Severance Payment ($)	Medical Benefits Continuation ($)	Bonus ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)[1]	Bonus ($)	Total ($)
Quentin Blackford	1,050,000	46,979	1,050,000	2,146,979	1,400,000	88,718	49,406,983	1,400,000	52,295,701
Daniel Wilson	450,000	31,319	270,000	751,319	675,000	39,149	8,856,548	405,000	9,975,697
Patrick Murphy	468,650	36,739	281,190	786,579	702,975	45,923	13,802,608	421,785	14,973,291
Chad Patterson	500,000	31,319	375,000	906,319	750,000	39,149	17,109,103	562,500	18,460,752
Minang (Mintu) Turakhia, M.D., M.S.	480,000	34,514	288,000	802,514	720,000	43,143	15,442,004	432,000	16,637,147
1.The number of regular cycle PSUs that were deemed to be earned and eligible for accelerated vesting was determined based on TSR performance as of December 31, 2025, and (i) for performance periods commencing prior to 2025, actual Unit Volume CAGR performance over the 12-month period prior to December 31, 2025, or (ii) for the performance period commencing in 2025, target Unit Volume CAGR performance. The 2023 Special Strategic Equity Award achievement was based on TSR as of December 31, 2025, as well as actual performance of the applicable operational goals as of December 31,2025.

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Section 6 Other Compensation Policies and Practices
Section 6 Other Compensation Policies and Practices
Stock Ownership Guidelines
We have adopted stock ownership guidelines to help ensure that our executive officers, including our NEOs, and the non-employee members of our Board of Directors maintain a meaningful equity stake in the company. We believe that these guidelines encourage the executive officers and directors to act as owners, thereby better aligning their interests with those of the company’s stockholders. All executives (and directors) are in compliance with the stock ownership guidelines.
In February 2026, the Compensation and Human Capital Management Committee amended the Stock Ownership Guidelines to increase the CEO stock ownership level from 4x to 6x base salary. In addition, effective February 2026, our CEO must hold all shares received upon exercise of stock options, other than shares sold for payment of the exercise price and related taxes in connection with any such exercise, for a minimum of 12 months.
Each of the executives and non-employee directors are expected to accumulate and hold a number of shares of the company’s common stock with an aggregate “value” (as described below) equal to the level indicated in the table below and to maintain this minimum amount of stock ownership throughout his or her tenure in the applicable position:

Position	Ownership Level
Chief Executive Officer	6x annual base salary[1]
EVP	2x annual base salary[1]
SVP	1x annual base salary[1]
Non-Employee Director	3x annual cash retainer for service as a board member[2]
1. Excludes any incentive compensation.
2. Excludes any retainers for committee service, chair fees, travel expenses, reimbursements or per meeting fees (if any).
Ownership levels are determined by including (i) shares of common stock owned directly (or by immediate family members residing in the same household) or beneficially owned in a trust, limited partnerships, or similar entities for the sole benefit of the participant; (ii) vested shares or vested RSUs held in a retirement or deferred compensation account; and (iii) shares subject to vested or unvested time-based RSUs. Shares subject to outstanding and unexercised stock options (whether vested or unvested) do not count toward these stock ownership requirements.
Non-employee directors and executives are expected to achieve the applicable level of ownership within five years from the date the applicable individual becomes a non-employee director or an executive of the company.
Compensation Recovery Policies
We have adopted two different compensation recovery policies that apply to any current or former Section 16 Officer.
Dodd-Frank Clawback Policy. In August 2023, our Board of Directors adopted a compensation recovery policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations policy (“Clawback Policy”). The Clawback Policy requires us to recover certain cash or equity-based incentive- based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Misconduct Clawback Policy. In August 2023, our Board of Directors also adopted a restated misconduct compensation recovery policy covering all awards (both time-based and performance-based) that applies in the event that a current or former Section 16 Officer violates certain material company policies resulting in demonstrable harm to the company. In such case, the Board of Directors may

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Section 6 Other Compensation Policies and Practices
take such actions as it deems appropriate, which may include requiring the forfeiture or reimbursement of an amount as reasonably determined by the Board of Directors equal to the amount of demonstrable financial loss, reputational damage or similar adverse impact suffered by the company as a result of the misconduct.
Policy Prohibiting Hedging and Pledging of Equity Securities
Under our Insider Trading Policy, all employees, including our NEOs, and the non-employee members of our Board of Directors, are prohibited from engaging in “short sales” and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This latter prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding company securities. In addition, all employees including our NEOs, and the non-employee members of the Board of Directors are prohibited from pledging company securities as collateral for a loan or holding such securities in a margin account unless the pledge has been approved by our Compliance Officer and is conducted in accordance with any applicable policy or guidelines of the company regarding pledging.
Policy Regarding Restrictions on Insider Trading
We have adopted an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees. Our insider trading policy also provides that the Company will not transact in any of our own securities unless in compliance with U.S. securities laws. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not currently grant stock options as part of our equity compensation programs. We do not have a formal policy or practice regarding the timing of the grant of options in relation to our disclosure of material nonpublic information. If stock options were to be granted in the future, we do not expect to grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. In addition, we generally do not grant equity awards (none of which include an exercise price related to the market price of our common stock on the date of grant) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
During 2025, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
CEO Pay Ratio
Under the US Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we are required to disclose the ratio of our Principal Executive Officer’s annual total compensation to that of our median employee. For this required disclosure, Quentin Blackford, our President and Chief Executive Officer is considered to be our Principal Executive Officer (“PEO”).
For fiscal year 2025:
•the annual total compensation of Quentin Blackford was $11,003,163; and
•the estimated median of the annual total compensation of all employees of our company, other than Mr. Blackford, was $113,889.
Based on this information, for 2025 the ratio of the annual total compensation of Mr. Blackford to the median of the annual total compensation of all employees was 96.6 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.
In 2023, we identified the median employee from our employee population in accordance with SEC rules implementing the Dodd-Frank Act. As permitted by SEC guidance, we have continued to use this same median employee for the three-year period beginning in 2023. We believe this approach is appropriate as there have been no material changes to our employee population or compensation programs that would significantly impact the pay ratio calculation.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the “2025 Summary Compensation Table.”

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Section 6 Other Compensation Policies and Practices

Section 7 Compensation and Human Capital Management Committee Report
The Compensation and Human Capital Management Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Management Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation and Human Capital Management Committee of the Board of Directors:

Sincerely,

Karen Ling, Chair of Compensation and Human Capital Management Committee
C. Noel Bairey Merz, M.D.
Bruce Bodaken
Abhijit Talwalkar

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Compensation Tables
Compensation Tables
2025 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our NEOs for the years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)[6]	Stock Awards ($)[1,2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)
Quentin Blackford; President and Chief Executive Officer	2025	700,003	8,919,457	1,350,000	33,703	11,003,163
	2024	744,137	7,789,570	777,700	32,496	9,343,903
	2023	677,463	15,172,621	716,000	29,065	16,595,149
Daniel Wilson; Chief Financial Officer[5]	2025	446,162	2,074,174	490,500	33,537	3,044,373
	2024	455,661	1,789,065	257,550	36,598	2,538,874
Patrick Murphy; Chief Business Officer and Chief Legal Officer	2025	468,645	2,074,174	486,500	32,198	3,061,517
	2024	513,098	2,163,546	284,002	37,173	2,997,819
	2023	457,344	4,566,853	275,730	33,852	5,333,779
Chad Patterson; Chief Commercial Officer	2025	495,962	2,800,227	750,000	33,448	4,079,637
	2024	516,832	2,704,621	385,223	36,767	3,643,443
	2023	461,068	4,928,829	341,481	33,999	5,765,377
Minang (Mintu) Turakhia, M.D., M.S.; Chief Medical and Scientific Officer, and EVP, Advanced Technologies	2025	478,587	2,592,718	523,200	31,298	3,625,803
	2024	508,456	2,488,342	285,305	35,953	3,318,056
	2023	442,230	4,566,853	274,639	32,309	5,316,031

1.The values of the stock awards reflect the grant date fair value of stock awards granted computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. The 2025 PSU awards include both a company performance component and a relative TSR or “market conditions” component. The 2025 PSU fair values were based on a Monte Carlo simulation valuation method on the date of grant.
2.The grant date fair value of stock awards assuming the maximum potential value of RSUs and PSU granted in 2025 is as follows: $13.6 million for Mr. Blackford; $3.2 million for Mr. Wilson; $3.2 million for Mr. Murphy; $4.3 million for Mr. Patterson; and $4.0 million for Dr. Turakhia.
3.The amounts in the Non-Equity Incentive Plan Compensation column for 2025, 2024, and 2023 for all NEOs were paid in March 2026, March 2025, and March 2024, respectively, pursuant to our 2025, 2024, and 2023 Annual Bonus Plans, respectively, as described in the section titled "Compensation Discussion and Analysis - Annual Cash Bonus”.
4.All other compensation includes the company paid portion of the health plan, group term life, wellness plan, 401(k) matching of up to $5,000 per year.
5.Mr. Wilson was appointed our Chief Financial Officer in 2024, and was not an NEO in 2023.
6.Salary amounts in 2024 include a one time payment of accrued vacation benefit as a result of a change in our paid-time off policy.

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Compensation Tables
2025 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made for the year ended December 31, 2025, for each of our NEOs under any compensation plan. This information supplements the information about these awards set forth in the “2025 Summary Compensation Table.”

		Estimated Possible Payouts Under 2025 Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold(#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of RSUs Granted	Grant Date Fair Value of Stock Awards ($)[3]
Quentin Blackford
2025 Annual Bonus Plan Award		—	700,000	1,400,000	—	—	—	—	—
2025 Annual PSUs	2/26/25	—	—	—	19,300	38,599	77,198	—	4,695,954
2025 Annual RSUs	2/26/25	—	—	—	—	—	—	38,599	4,223,503
Daniel Wilson
2025 Annual Bonus Plan Award		—	270,000	540,000	—	—	—	—	—
2025 Annual PSUs	2/26/25	—	—	—	4,488	8,976	17,952	—	1,092,020
2025 Annual RSUs	2/26/25	—	—	—	—	—	—	8,976	982,154
Patrick Murphy
2025 Annual Bonus Plan Award		—	281,190	562,380	—	—	—	—	—
2025 Annual PSUs	2/26/25	—	—	—	4,488	8,976	17,952	—	1,092,020
2025 Annual RSUs	2/26/25	—	—	—	—	—	—	8,976	982,154
Chad Patterson
2025 Annual Bonus Plan Award		—	375,000	750,000	—	—	—	—	—
2025 Annual PSUs	2/26/25	—	—	—	6,059	12,118	24,236	—	1,474,276
2025 Annual RSUs	2/26/25	—	—	—	—	—	—	12,118	1,325,952
Minang (Mintu) Turakhia, M.D., M.S.
2025 Annual Bonus Plan Award		—	288,000	576,000	—	—	—	—	—
2025 Annual PSUs	2/26/25	—	—	—	5,610	11,220	22,440	—	1,365,025
2025 Annual RSUs	2/26/25	—	—	—	—	—	—	11,220	1,227,692
1.Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2025 Annual Bonus Plan based upon the combined opportunity with respect to corporate and individual performance goals over fiscal year 2025. The actual amounts paid to our NEOs are set forth in the “2025 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis - Annual Cash Bonus”. Because the individual performance multipliers can range from 0-200%, the 2025 Annual Bonus Plan does not have a threshold level of performance.
2.Represents the hypothetical payments possible under our NEOs’ respective 2025 annual PSUs as described in the section entitled “Compensation Discussion and Analysis - Annual Long-Term Incentive (LTI) Awards”. The 2025 annual PSUs are earned upon achievement of the corporate performance measures. In addition, the 2025 annual PSUs will be further adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index.
3.The values of the stock awards reflect the grant date fair value of stock awards granted under our 2016 EIP during 2025 and are based on the company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. The 2025 PSU awards include both a company performance component and Relative TSR or “market conditions” component. The 2025 PSU fair values were based on a Monte Carlo simulation valuation method on the date of grant.

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Compensation Tables
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents, for each of our NEOs, information regarding outstanding equity awards, including RSUs and PSUs, as of December 31, 2025.

			Stock Awards
Name	Grant Date[1]	Vesting Commencement Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Quentin Blackford
	2/26/2025[8]	2/26/2025	—	—	38,599	6,849,007
	2/26/2025[4]	3/1/2025	38,599	6,849,007	—	—
	2/28/2024[7]	2/28/2024	—	—	30,938	5,489,639
	2/28/2024[4]	3/1/2024	23,203	4,117,140	—	—
	8/7/2023[6]	8/7/2023	—	—	48,534	8,611,873
	2/27/2023[5]	2/27/2023	—	—	28,775	5,105,836
	2/27/2023[4]	3/1/2023	14,387	2,552,829	—	—
Daniel Wilson
	2/26/2025[8]	2/26/2025	—	—	8,976	1,592,701
	2/26/2025[4]	3/1/2025	8,976	1,592,701	—	—
	9/15/2024[4,9]	9/1/2024	4,275	758,556	—	—
	2/28/2024[7]	2/28/2024	—	—	5,371	953,030
	2/28/2024[4]	3/1/2024	4,028	714,728	—	—
	2/27/2023[5]	2/27/2023	—	—	5,801	1,029,329
	2/27/2023[4]	3/1/2023	2,900	514,576	—	—
	2/15/2022[4]	3/1/2022	1,003	177,972	—	—
Patrick Murphy
	2/26/2025[8]	2/26/2025	—	—	8,976	1,592,701
	2/26/2025[4]	3/1/2025	8,976	1,592,701	—	—
	2/28/2024[7]	2/28/2024	—	—	8,593	1,524,742
	2/28/2024[4]	3/1/2024	6,444	1,143,423	—	—
	8/7/2023[6]	8/7/2023	—	—	13,589	2,411,291
	2/27/2023[5]	2/27/2023	—	—	9,282	1,646,998
	2/27/2023[4]	3/1/2023	4,640	823,322	—	—
	2/15/2022[4]	3/1/2022	1,504	266,870	—	—
Chad Patterson
	2/26/2025[8]	2/26/2025	—	—	12,118	2,150,218
	2/26/2025[4]	3/1/2025	12,118	2,150,218	—	—
	2/28/2024[7]	2/28/2024	—	—	10,742	1,906,060
	2/28/2024[4]	3/1/2024	8,056	1,429,457	—	—
	8/7/2023[6]	8/7/2023	—	—	13,589	2,411,291
	2/27/2023[5]	2/27/2023	—	—	10,674	1,893,995
	2/27/2023[4]	3/1/2023	5,336	946,820	—	—
	7/25/2022[4]	8/1/2022	5,262	933,689	—	—

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Compensation Tables

			Stock Awards
Name	Grant Date[1]	Vesting Commencement Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Minang (Mintu) Turakhia, M.D., M.S.
	2/26/2025[8]	2/26/2025	—	—	11,220	1,990,877
	2/26/2025[4]	3/1/2025	11,220	1,990,877	—	—
	2/28/2024[7]	2/28/2024	—	—	9,883	1,753,640
	2/28/2024[4]	3/1/2024	7,412	1,315,185	—	—
	8/7/2023[6]	8/7/2023	—	—	13,589	2,411,291
	2/27/2023[5]	2/27/2023	—	—	9,282	1,646,998
	2/27/2023[4]	3/1/2023	4,640	823,322	—	—
	6/6/2022[4]	7/1/2022	2,781	493,461	—	—
1.Each of the outstanding equity awards was granted pursuant to our 2016 EIP.
2.RSUs begin vesting on the date indicated above and vest annually over a 4-year period. PSUs begin vesting on the grant date and fully vest upon certification of achievement after the end of the three-year performance period, subject to continued service on such date.
3.The market value of unvested equity awards as of December 31, 2025, is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 31, 2025, which was $177.44.
4. 25% to vest one year from the vesting commencement date and 25% at each of the next three years.
5.The performance period for this award ended as of December 31, 2025. Represents the number of shares achieved as of December 31, 2025, which vested in February 2026 upon certification by the Board of Directors that the applicable performance criteria were achieved.
6.Represents the target number of shares that remain eligible to be earned as of December 31, 2025. Up to 150% of the performance shares of our common stock are eligible to vest by August 7, 2026, as described in greater detail above in “Annual Long-Term Incentive (LTI) Awards”.
7.Represents the target number of shares that remain eligible to be earned as of December 31, 2025. Up to 200% of the performance shares of our common stock are eligible to vest based on achievement of performance measures by December 31, 2026, as described in greater detail above in “Annual Long-Term Incentive (LTI) Awards.”
8.Represents the target number of shares that remain eligible to be earned as of December 31, 2025. Up to 200% of the performance shares of our common stock are eligible to vest based on achievement of performance measures by December 31, 2027, as described in greater detail above in “Annual Long-Term Incentive (LTI) Awards”.
9.On July 31, 2024, the Board of Directors appointed Daniel Wilson as the company's Chief Financial Officer, effective as of August 31, 2024.
2025 Stock Vested Table
The following table summarizes the vesting of stock awards for each of our NEOs during the year ended December 31, 2025.

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Quentin Blackford	81,033	11,045,490
Daniel Wilson	10,717	1,284,143
Patrick Murphy	41,688	5,060,310
Chad Patterson	36,163	4,367,924
Minang (Mintu) Turakhia, M.D., M.S.	21,074	2,471,673
1. Based on the market price of our common stock on the vesting date or last trading date prior to the vesting date, multiplied by the number of shares vested. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred in fiscal year 2025.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide a defined benefit pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan in 2025.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code, limits the amount that we may deduct from our federal income taxes for remuneration paid to certain executives to $1 million per executive officer per year. To maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible. The Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding

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Compensation Tables
compensation is not restricted, even though some compensation awards may result in non- deductible compensation expense. Thus, the Committee may approve compensation for our NEOs that may not be fully deductible because of the deduction limit of Section 162(m) when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation awards. FASB ASC Topic 718 requires the measurement of compensation expense for all share-based payment awards made to employees and the non-employee members of our Board of Directors, including options to purchase shares of common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Limitations on Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
1.any breach of the director’s duty of loyalty to us or our stockholders;
2.any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
3.unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
4.any transaction from which the director derived an improper personal benefit.
Further, our Amended and Restated Certificate of Incorporation provides for the exculpation of officers, to the fullest extent permitted by law, including for personal liability for breach of fiduciary duty. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts, or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of our company, such as derivative claims. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our Amended and Restated Certificate of Incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Compensation Tables
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our PEOs and Non-PEO NEOs and Company performance for the fiscal years listed below. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for Kevin King[1] ($)	Summary Compensation Table Total for Michael Coyle[2] ($)	Summary Compensation Table Total for Douglas Devine[3,5] ($)	Summary Compensation Table Total for Quentin Blackford[4] ($)	Compensation Actually Paid to Kevin King[1,6] ($)	Compensation Actually Paid to Michael Coyle[2,6] ($)	Compensation Actually Paid to Douglas Devine[3,5,6] ($)	Compensation Actually Paid to Quentin Blackford[4,6] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[5] ($)	Average Compensation Actually Paid to Non-PEO NEOs[5,6] ($)
(a)	(b)	(b)	(b)	(b)	(c)	(c)	(c)	(c)	(d)	(e)
2025	—	—	—	11,003,163	—	—	—	45,121,406	3,452,833	12,808,225
2024	—	—	—	9,343,903	—	—	—	1,287,713	3,046,555	118,729
2023	—	—	—	16,595,149	—	—	—	16,262,069	5,424,319	4,909,386
2022	—	—	—	7,966,744	—	—	—	5,272,014	4,422,956	4,044,855
2021	30,709	461,422	5,699,043	9,246,384	(9,810,498)	461,422	2,902,001	18,170,537	3,360,713	136,903

	Value of Initial Fixed $100 Investment based on:[9]
Year	TSR ($)	Peer Group TSR ($)	Net Income (Loss) ($ in Millions)	Revenue ($ in Millions) [10]
(a)	(f)	(g)	(h)	(i)
2025	74.80	78.69	(45)	747
2024	38.01	78.89	(113)	592
2023	45.12	74.82	(123)	493
2022	39.49	79.32	(116)	411
2021	49.61	103.50	(101)	323
1.Kevin King was our President and Chief Executive Officer from July 2012 through January 11, 2021.
2.Michael Coyle was our President and Chief Executive Officer from January 12, 2021, through June 1, 2021.
3.Douglas Devine was our Interim Chief Executive Officer from June 1, 2021, through October 3, 2021. Mr. Devine also served as our Chief Financial Officer from June 2020 until August 2022. In accordance with Item 402(v) of Regulation S-K, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2022.
4.Quentin Blackford has been our President and Chief Executive Officer since October 4, 2021.
5.The individuals comprising the Non-PEO NEOs for each year are listed below. As described above, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2022.

2021	2022	2023	2024	2025
Mark Day	Douglas Devine[3]	Brice Bobzien	Brice Bobzien[7]	Patrick Murphy
Daniel Wilson	Brice Bobzien	Patrick Murphy	Patrick Murphy	Chad Patterson
David Vort	Patrick Murphy	Chad Patterson	Chad Patterson	Minang (Mintu) Turakhia, M.D., M.S.
	Chad Patterson	Minang (Mintu) Turakhia, M.D., M.S.	Minang (Mintu) Turakhia, M.D., M.S.	Daniel Wilson[8]
	Minang (Mintu) Turakhia, M.D., M.S.		Daniel Wilson[8]
6.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

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Compensation Tables

Year	Summary Compensation Table Total for Quentin Blackford ($)	Exclusion of Stock Awards for Quentin Blackford ($)	Inclusion of Equity Values for Quentin Blackford ($)	Compensation Actually Paid to Quentin Blackford ($)
2025	11,003,163	(8,919,457)	43,037,700	45,121,406

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,452,833	(2,385,323)	11,740,715	12,808,225
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Quentin Blackford ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Quentin Blackford ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Quentin Blackford ($)	Total – Inclusion of Equity Values for Quentin Blackford ($)
2025	21,003,642	18,295,367	—	3,738,691	—	43,037,700

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	5,616,987	5,299,375	—	824,353	—	11,740,715
7.Mr. Bobzien resigned as Chief Financial Officer effective August 31, 2024.
8.On July 31, 2024, the Board of Directors appointed Daniel Wilson as the company's Chief Financial Officer effective as of August 31, 2024. Upon Mr. Wilson’s appointment as the company’s Chief Financial Officer, he became a NEO.
9.The Peer Group TSR set forth in this table utilizes the S&P Healthcare Equipment Select Industry, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the company and the S&P Healthcare Equipment Select Industry. Historical stock performance is not necessarily indicative of future stock performance.
10.We determined revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025.

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Compensation Tables
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (“CAP”), Company Total Stockholder Return (“TSR”) and Peer TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the company’s cumulative TSR and peer TSR over the five most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income (loss) during the five most recently completed fiscal years.

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Compensation Tables
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our revenue during the five most recently completed fiscal years.
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P Healthcare Equipment Select Industry Index.

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Compensation Tables
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2025 to Company performance. The measures in the table below are not ranked.

Revenue	Adjusted EBITDA	Unit Volume Growth
Equity Compensation Plan Information
The following table presents information as of December 31, 2025, with respect to compensation plans under which shares of our common stock may be issued.

	Number of securities to be issued upon exercise or release of outstanding securities (#)[3]	Weighted-average exercise price of outstanding options ($)[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)[4]
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders[2]	2,359,519	55.49	7,690,558
Equity compensation plans not approved by stockholders	—	—	—
Total	2,359,519	55.49	7,690,558
1.The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs since RSUs and PSUs do not have an exercise price.
2.Includes our (i) 2016 EIP, (ii) 2016 ESPP, and (iii) 2006 Stock Plan.
3.Includes (i) 2,347,908 shares subject to outstanding awards granted under the 2016 EIP, of which 86,001 shares were subject to outstanding options and 2,261,907 shares were subject to outstanding RSUs and PSUs, and (ii) 11,611 shares subject to outstanding options granted under the 2006 Stock Plan.
4.As of December 31, 2025, there were 5,509,613 shares of common stock available for issuance under the 2016 EIP. The number of shares of our common stock reserved for issuance under our 2016 EIP was not automatically increased on January 1, 2026, as the Compensation and Human Capital Management Committee eliminated the evergreen provision from the 2016 EIP at its November 2024 meeting. As of December 31, 2025, there were 1,939,310 shares of common stock reserved for issuance under our 2016 ESPP. The number of shares of our common stock reserved for issuance under our 2016 ESPP was not automatically increased on January 1, 2026, as the Compensation and Human Capital Management Committee eliminated the evergreen provision from the 2016 ESPP at its February 2026 meeting. As of December 31, 2025, there were no shares of common stock available for issuance under the 2006 Stock Plan. To the extent outstanding awards under the 2006 Stock Plan are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under such plan, the shares of common stock subject to such awards will not be available for future issuance under the 2016 EIP or the 2026 Plan if the 2026 Plan is approved by the stockholders.

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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2026, by:
•each of our NEOs;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 32,852,701 shares of common stock outstanding as of March 15, 2026. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 15, 2026, or RSUs that may vest and settle within 60 days of March 15, 2026, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o iRhythm Holdings, Inc., 699 8th Street, Suite 600, San Francisco, California 94103.

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Security Ownership of Certain Beneficial Owners and Management

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage

Directors and named executive officers:

Quentin Blackford	120,703	*

Patrick Murphy	42,831	*

Chad Patterson	24,906	*

Minang (Mintu) Turakhia, M.D., M.S.	26,415	*

Daniel Wilson[1]	12,257	*

C. Noel Bairey Merz, M.D.	7,615	*

Bruce Bodaken[2]	11,508	*

Karen Ling	8,210	*

Karen McGinnis	—	*

Kevin O'Boyle	—	*

Jason Patten	—	*

Abhijit Talwalkar[3]	27,235	*

Brian Yoor	3,441	*

All executive officers and directors as a group (18 persons)[4]	323,549	0.98%

5% or greater stockholders:

BlackRock, Inc.[5]	2,813,989	8.57%

Sands Capital Management, LLC[6]	1,699,645	5.17%

* Less than one percent.
1.Includes 100 shares of common stock owned by The Wilson Living Trust dated July 9, 2015, of which Mr. Wilson is the trustee.
2.Consists of (i) 11,280 shares of common stock; and (ii) 228 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2026.
3.Consists of (i) 18,941 shares of common stock; and (ii) 8,294 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2026.
4.Consists of (i) 311,407 shares of common stock; (ii) 8,522 shares issuable upon the exercise of options exercisable within 60 days of March 15, 2026; and (iii) 3,620 shares of stock subject to RSUs that will vest within 60 days of March 15, 2026.
5.This information is based solely on a Form 13F-HR (Institutional investment manager holdings report) filed by Blackrock, Inc. with the SEC on February 12, 2026 reporting its beneficial ownership as of December 31, 2025. The Schedule 13F-HR reports that Blackrock, Inc. has sole voting authority over 2,714,017 shares, shared voting authority over 0 shares, and no voting authority over 99,972 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
6.This information is based solely on a Schedule 13G/A filed jointly by Sands Capital Management, LLC (“SCM”) and Frank M. Sands with the SEC on February 13, 2026 reporting their beneficial ownership as of December 31, 2025. The Schedule 13G/A reports that SCM and Frank M. Sands have sole voting power over 0 shares, shared voting power over 1,117,133 shares, sole dispositive power over 0 shares and shared dispositive power over 1,699,645 shares. Frank M. Sands holds ultimate voting and investment power over securities held by SCM. The address of SCM and Frank M. Sands is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.

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Certain Relationships and Related Party Transactions
Certain Relationships and Related Party Transactions
From January 1, 2025 to the present, there have been no transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, except the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors" and "—Non-Employee Director Cash and Equity Compensation,” respectively.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

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General Information About the Meeting
PRELIMINARY PROXY STATEMENT DATED APRIL 6, 2026 SUBJECT TO COMPLETION
General Information About the Meeting
Proxy Statement for the 2026 Annual Meeting of Stockholders
iRhythm Holdings, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
Attn: Corporate Secretary
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of iRhythm Holdings, Inc. for use at our 2026 Annual Meeting of Stockholders to be held virtually at on Wednesday, May 27, 2026, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April , 2026. Our Annual Report for the year ended December 31, 2025, is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
Internet Availability of Proxy Materials
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in- person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 1, 2026, (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 32,853,772 shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 308,822 shares of common stock at the Annual Meeting, or approximately 0.94% of the voting power of the shares of our common stock outstanding on such date. For at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 699 8th Street, Suite 600, San Francisco, California 94103.
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

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General Information About the Meeting
Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.proxyvote.com.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time on May 27, 2026. The meeting will begin promptly at 9:00 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualstockholdermeeting.com/IRTC2026.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualstockholdermeeting.com/IRTC2026, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of iRhythm, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualstockholdermeeting.com/IRTC2026. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Required Vote
Each director will be elected by a plurality of the votes cast, which means that the nine individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify.
Approval of our 2026 Equity Incentive Plan will be obtained if the affirmative vote of a majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval.
Approval of adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies to remove a pass-through voting provision will be obtained if the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our common stock entitled to vote at the annual meeting is received. Shares that are voted “ABSTAIN” and broker non-votes are treated as the same as voting “AGAINST” this proposal.

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General Information About the Meeting
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, will be obtained if the affirmative vote of a majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval.
Approval, on a non-binding advisory basis, of the compensation of our NEOs will be obtained if the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation	Page
PROPOSAL 1	The election of the nine directors named in this Proxy Statement.	FOR all nominees	23
PROPOSAL 2	The approval of our 2026 Equity Incentive Plan.	FOR approval of our 2026 Equity Incentive Plan	31
PROPOSAL 3	The approval of the adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc. to remove a pass-through voting provision.	FOR approval of the adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc.	41
PROPOSAL 4	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR ratification of the appointment	42
PROPOSAL 5	The approval, on a non-binding advisory basis, the compensation of our named executive officers	FOR approval on an advisory basis	45
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 5.
Abstentions and Withhold Votes; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions or withhold votes will have no effect on Proposal No. 1, Proposal No. 2, or Proposal No. 5 but will have an effect on Proposal No. 3 and Proposal No. 4.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 4 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 4. If a broker chooses not to vote shares for or against Proposal No. 4, it will have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the outcome of Proposal No. 1, Proposal No. 2 and Proposal No. 5 and will count as votes against Proposal No. 4.
Voting Instructions; Voting of Proxies

Vote By Internet
You may vote via the virtual meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualstockholdermeeting.com/IRTC2026 where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Vote By Telephone or Internet	You may vote by telephone or through the Internet. In order to do so, please follow the instructions shown on your proxy card.

Vote By Mail
You may vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

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General Information About the Meeting
Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time /11:59 p.m. Eastern on May 26, 2026. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

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Additional Information
Additional Information
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at iRhythm Holdings, Inc., 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Corporate Secretary.
To be timely for our 2027 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 9:00 a.m. Pacific Time on February , 2027, and not later than 5:00 p.m. Pacific Time on March , 2027. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 annual meeting of stockholders must be received by us not later than December 18, 2026, in order to be considered for inclusion in our proxy materials for that meeting.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report for the fiscal year ended December 31, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
iRhythm Holdings, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
Attn: Corporate Secretary
The Annual Report is also available at https://investors.irhythmtech.com under “SEC Filings” in the “Financials” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, or you are in possession of stock certificates: visit www.shareowneronline.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Equiniti Trust Company, our transfer agent, by phone at (800) 401-1957 (US residents) or visit www.shareowneronline. com with questions about electronic delivery.
“Householding” (Stockholders Sharing the Same Last Name and Address)
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

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Additional Information
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Corporate Secretary at 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Corporate Secretary, telephone number (415) 632-5700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Corporate Secretary at the address or telephone number listed above.
Other Matters
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

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Other Matters
Appendix A
Non-GAAP Financial Measures
As reported in the Form 8-K of iRhythm filed on January 12, 2026, iRhythm Holdings, Inc., a Delaware corporation (the "Company"), is the successor registrant to iRhythm Technologies, Inc., a Delaware corporation ("iRhythm Technologies") pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, as a result of the completion of a holding company reorganization on January 12, 2026. As a result, the unaudited and audited financial results of the Company for all periods prior to January 12, 2026, are the unaudited and audited financial results of iRhythm Technologies and are provided for the Company on a consolidated basis.
Adjusted EBITDA excludes stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources. Adjusted EBITDA margin is computed comparing Adjusted EBITDA to Revenues.

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (In thousands)
(Unaudited)

Adjusted EBITDA reconciliation:	Year Ended December 31, 2025
Net loss[1]	$(44,551)
Interest expense	13,154
Interest income	(21,521)
Changes in fair value of strategic investments	(5,711)
Income tax provision	953
Depreciation and amortization	20,742
Stock-based compensation	88,283
Impairment charges	4,458
Business transformation costs	3,033
Intellectual property litigation costs[2]	10,070
Adjusted EBITDA	$68,910

Adjusted EBITDA margin
Revenue	$747,138
Adjusted EBITDA margin	9.2%
1.Net loss and Adjusted EBITDA for the year-end December 31, 2025, includes acquired in-process research and development expense of $3.0 million.
2.Excludes third-party attorneys' fees and expenses associated with patent litigation brought against the Company by Welch Allyn, Inc. and Bardy Diagnostics, Inc., subsidiaries of Baxter International, Inc.

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Other Matters
Appendix B
IRHYTHM HOLDINGS, Inc.
2026 EQUITY INCENTIVE PLAN
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THIS PLAN.
2.1.Number of Shares Available. Subject to Section 2.5 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board is One Million and Six Hundred and Ninety Thousand (1,690,000) Shares, plus Shares subject to, or issued under, Prior Plan Awards if (a) Prior Plan Awards terminate without such Shares being issued after the Effective Date, (b) such Shares cease to be subject to Prior Plan Awards by forfeiture or otherwise after the Effective Date, (c) such Shares were issued before or after the Effective Date pursuant to the exercise of a Prior Plan Award comprised of a stock option and are forfeited after the Effective Date or (d) such Shares are repurchased by the Company at the original purchase price or are otherwise forfeited after the Effective Date (Shares returning to this Plan pursuant to the foregoing subsections, the “Returned Prior Plan Shares”) and reduced by any Shares subject to Prior Plan Awards granted after March 15, 2026 and prior to the Effective Date. After the Effective Date, no further awards can be granted under the Prior Plan.
2.2.Lapsed, Returned Awards. Shares subject to, or issued under, Awards will again be available for grant and issuance in connection with subsequent Awards under this Plan if, following the Effective Date: (a) Awards terminate without such Shares being issued, (b) such Shares cease to be subject to Awards by forfeiture or otherwise, (c) such Shares were issued pursuant to the exercise of an Award comprised of a stock option and are later forfeited, (d) such Shares are repurchased by the Company at the original issue price or are otherwise forfeited, or (e) such Shares (or the Awards to which they are subject) are surrendered pursuant to an Exchange Program (Shares returning to this Plan pursuant to the foregoing subsections, the “Returned Plan Shares”). To the extent an Award under this Plan is paid out in cash or other property rather than Shares, such cash payment will not reduce the number of Shares available for issuance under this Plan. Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the SAR so exercised will cease to be available under this Plan. In the event that the Company withholds Shares to pay either the Exercise Price of an Award or a Prior Plan Award or the withholding taxes due upon the exercise or settlement of an Award or a Prior Plan Award, (a) the full number of Shares exercised under an Award (including such number of Shares used to pay the Exercise Price or withholding taxes) shall reduce the number of Shares available for issuance under this Plan and (b) such number of Shares used to pay the Exercise Price or withholding taxes with respect to an Award or a Prior Plan Award shall not become available for grant and issuance pursuant to this Section 2.2.
For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of Section 2.1 or Section 2.2 shall not include Shares subject to Awards or Prior Plan Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.ISO Limit. No more than Five Million One Hundred Thousand (5,100,000) Shares shall be issued pursuant to the exercise of ISOs granted under this Plan.
2.5.Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, conversion, consolidation, reclassification, spin-off or similar change in the capital or corporate structure of the Company, without consideration, then (i) the number and class of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1, Returned Prior Plan Shares pursuant to Section 2.1 and Returned Plan Shares pursuant to Section 2.2, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of shares that may be issued as ISOs set forth in Section 2.4, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

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Other Matters
If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
2.6.Vesting Restriction. No portion of any Award shall vest prior to the first anniversary of the date of grant of the Award (the “One Year Minimum”), provided, that (a) vesting may accelerate as determined by the Committee, including, but not limited to, in connection with a termination of employment, death, Disability, or a Corporate Transaction and (b) for purposes of Awards to Non-Employee Directors, a vesting period will be deemed to satisfy the One Year Minimum if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to five percent (5%) of the number of shares available under this Plan may be granted with a minimum vesting schedule of less than one year.
3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors, provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
4.ADMINISTRATION.
4.1.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
a.construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
b.prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
c.select persons to receive Awards;
d.approve forms of Award Agreements for use under the Plan;
e.determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times (subject to Section 2.6) when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
f.determine the number of Shares or other consideration subject to Awards;
g.determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
h.determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
i.grant waivers of Plan or Award conditions or modify or amend any Award;
j.determine the vesting, exercisability and payment of Awards;
k.correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
l.determine whether an Award has been vested and/or earned;

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m.determine the terms and conditions of any, and to institute any Exchange Program (subject to stockholder approval as set forth in Section 18);
n.reduce, waive or modify any criteria with respect to Performance Factors and/or exercise discretion with respect to Performance Awards;
o.adjust Performance Factors;
p.adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of this Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
q.make all other determinations necessary or advisable for the administration of this Plan; and
r.delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.
4.2.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.Award Recipients Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide Services under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance,

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if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant (with the exception of Options issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2) and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company and/or an authorized third party administrator (the “Third Party Administrator”) receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option and/or via electronic execution through the Third Party Administrator, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan.
5.6.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
a.Death. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
b.Disability. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by

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the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of employment is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
c.Cause. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service is terminated for Cause or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), then Participant’s Options (whether or not vested) shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), Cause shall have the meaning set forth in this Plan.
5.7.Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9.Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless such action is necessary to comply with applicable law or rule. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to prior stockholder approval as is required by Section 18 of this Plan, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs shall be made pursuant to an Award Agreement.
6.1.Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

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6.2.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable.
6.3.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates.
7.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan.
7.1.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement and/or via electronic acceptance through the Third-Party Administrator with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
7.2.Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.
7.3.Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
7.4.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates.
8.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
8.1.Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
8.2.Form of Payment to Participant. Payment, if any, may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
8.3.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates.

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9.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
9.1.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant (with the exception of SARs issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2). A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
9.2.Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
9.3.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable.
9.4.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates.
10.PERFORMANCE AWARDS.
10.1.Types of Performance Awards. A Performance Award is an Award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement that cites Section 10 of the Plan and may be cash-based.
a.Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the Award Agreement, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.
b.Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or

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any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
c.Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.
10.2.Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an Award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each Award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the Award of Performance Shares. Prior to settlement, the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3.Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on the date Participant’s Service terminates.
11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by cash equivalent or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
a.by cancellation of indebtedness of the Company to the Participant;
b.by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;
c.by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
d.by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with this Plan;
e.by any combination of the foregoing; or
f.by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of this Plan. Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1.Grants and Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors, who are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2.Fiscal Year Limitation. The aggregate value of all compensation provided (including Awards granted and cash fees paid by the Company) to a Non-Employee Director in any Fiscal Year for services on the Board will not exceed (x) $750,000 in value (as described below) for continuing Non-Employee Directors, or (y) $1,000,000 in value (as described below) for the Fiscal Year in which the Non-Employee Director is first appointed or elected (as applicable, the “Non-Employee Director Cap”). The value of Awards for purposes of complying with the Non-Employee Director Cap will be determined based on the grant date fair value of such Awards for financial reporting purposes. Any Awards granted, or cash compensation paid, to an individual in consideration of services as an

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Employee or in consideration of services as a Consultant, will not count for purposes of the Non-Employee Director Cap.
12.3.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.
12.4.Election to Receive Awards in Lieu of Cash. If permitted by the Committee, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under this Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1.Withholding Generally. In connection with any tax or tax withholding event related to Awards granted under this Plan, the Company may require the Participant to remit to the Company (or to the Third Party Administrator or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant or to which the Participant provides Services) an amount sufficient to satisfy applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or any other tax liability, withholding or tax-related items (the “Tax-Related Items”) related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.
13.2.Withholding Methods. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
14.TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities, or cash dividends, the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, cash dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to such stock dividends, cash dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each

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Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
15.2.Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Prior stockholder approval is required for the Committee to take the following actions (a) reprice Options or SARs, including pursuant to an Exchange Program or (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards (which action pursuant to this subsection (b), subject to Section 5.9 or Section 5.10 of this Plan, shall require the consent of the respective Participants). For the avoidance of doubt, the consent of the affected Participants is not required to reduce the Exercise Price of outstanding Options or SARs, notwithstanding any adverse tax consequences to them arising from such action, provided written notice is provided to them.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1.Treatment of Awards in Corporate Transaction. In the event of a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide

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for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:
a.Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices;
b.upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Corporate Transaction;
c.the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
d.the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or
e.any combination of the foregoing.
In the event such successor or acquiring corporation (if any) does not continue, assume, replace, or substitute Awards, or settle for Awards for their intrinsic value (which may be determined to be zero), as provided above, pursuant to a Corporate Transaction (“Non-Assumption”), then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable Right of Repurchase fully lapse) immediately prior to the Corporate Transaction and then such Awards will terminate. Notwithstanding the foregoing sentence, Performance Awards shall be governed by the applicable Performance Award Agreement governing their grant. In the event of Non-Assumption, Performance Awards will accelerate upon the occurrence of a Corporate Transaction pursuant to the first sentence of this paragraph solely if (i) such acceleration upon Non-Assumption is provided under the Performance Award Agreement or (ii) if the Performance Award Agreement is silent with respect to treatment of the Performance Award in the event of a Corporate Transaction. Further, if a Performance Award Agreement is silent with respect to treatment of the Performance Award in the event of a Corporate Transaction, then for all purposes of this Section 21.1, it shall be deemed earned and vested at the greater of (a) 100% of target level performance and (b) actual performance through a date prior to the Corporate Transaction as determined by the Committee. If an Award vests in lieu of continuation, assumption, conversion, replacement, substitution or settlement in connection with a Corporate Transaction as provided above, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.
An Award will be considered continued, assumed, replaced, or substituted if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be purchased or received, as applicable, for each Share subject to such Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.
The Board shall have full power and authority to assign the Company’s right to repurchase, right to re-acquire and/or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant.
21.2.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company

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elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.
21.3.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, and unless otherwise set forth in the applicable award agreement, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of the Corporate Transaction at such times and on such conditions as the Committee determines.
21.4.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California (excluding its conflict of law rules).
24.AMENDMENT OR TERMINATION OF PLAN. Subject to approval by the Company’s stockholders where required by applicable law, regulation or rule, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. A Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of this Plan or any outstanding Award shall adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
25.NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.“Affiliate” means (a) any person or entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any person or entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.“Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.
28.3.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the

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Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.“Board” means the Board of Directors of the Company.
28.5.“Cause” means a determination by the Company that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, embezzlement, misconduct or negligence in connection with Participant’s duties to the Company; (b) misappropriation of a business opportunity of the Company; (c) provision of material aid to a competitor of the Company; (d) a felony conviction; (e) a violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant; (f) willful failure substantially to perform Participant’s duties and responsibilities to the Company; (g) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (h) failure to cooperate with an internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate or (i) any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the foregoing definition.
28.6.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.7.“Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.
28.8.“Common Stock” means the common stock of the Company.
28.9.“Company” means iRhythm Holdings, Inc., a Delaware corporation, or any successor corporation.
28.10.“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.
28.11.“Corporate Transaction” means the occurrence of any of the following events:
a.A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Corporate Transaction.
b.A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.
c.A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately

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after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(B)(3). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not constitute a Corporate Transaction if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.
28.12.“Director” means a member of the Board.
28.13.“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
28.14.“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
28.15.“Effective Date” means the date this Plan is approved by the stockholders of the Company (which shall be within twelve (12) months of the approval of this Plan by the Board).
28.16.“Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.“Exchange Program” means a program approved by the Company’s stockholders pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is reduced.
28.19.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.“Fair Market Value” means, as of any date, the value of a Share determined as follows:
a.if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported;

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b.if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee may determine; or
c.by the Board or the Committee in good faith.
28.21.“Fiscal Year” means the fiscal year of the Company.
28.22.“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.23.“IRS” means the United States Internal Revenue Service.
28.24.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
28.25.“Option” means an award of an option to purchase Shares pursuant to Section 5.
28.26.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.27.“Participant” means a person who holds an Award under this Plan.
28.28.“Performance Award” means an Award covering cash, Shares or other property granted pursuant to Section 10 of this Plan, and the Award Agreement governing its grant, the "Performance Award Agreement").
28.29.“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination, applied to the Participant, the Company, any business unit or Parent, Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
a.Profit Before Tax;
b.Sales;
c.Expenses;
d.Billings;
e.Revenue;
f.Net revenue;
g.Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA);
h.Operating income;
i.Operating margin;
j.Operating profit;
k.Controllable operating profit, or net operating profit;
l.Net Profit;
m.Gross margin;
n.Operating expenses or operating expenses as a percentage of revenue;
o.Net income;
p.Earnings per share;
q.Total stockholder return or relative stockholder return;
r.Market share;
s.Return on assets or net assets;
t.The Company’s stock price;

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u.Growth in stockholder value relative to a pre-determined index;
v.Return on equity;
w.Return on invested capital;
x.Cash Flow (including free cash flow or operating cash flows) or cash flow margins;
y.Balance of cash, cash equivalents and marketable securities;
z.Cash conversion cycle;
aa.Economic value added;
ab.Individual confidential business objectives;
ac.Contract awards or backlog;
ad.Overhead or other expense reduction;
ae.Credit rating;
af.Completion of an identified special project;
ag.Completion of a joint venture or other corporate transaction;
ah.Strategic plan development and implementation;
ai.Succession plan development and implementation;
aj.Improvement in workforce diversity;
ak.Employee satisfaction;
al.Employee retention;
am.Customer indicators and/or satisfaction
an.New product invention or innovation;
ao.Research and development expenses
ap.Attainment of research and development milestones;
aq.Improvements in productivity;
ar.Bookings;
as.Working-capital targets and changes in working capital
at.Attainment of operating goals and employee metrics;
au.Net new annual contract value;
av.Net expansion or growth rate; and
aw.Any other metric as determined by the Committee.
The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.30.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.31.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32.“Plan” means this iRhythm Holdings, Inc. 2026 Equity Incentive Plan.
28.33.“Prior Plan” means the Company’s 2016 Equity Incentive Plan.

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28.34.“Prior Plan Award” means any award granted under the Prior Plan, including, as applicable, any stock option, restricted stock award, stock bonus award, stock appreciation right, restricted stock unit or performance award.
28.35.“Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.
28.36.“Restricted Stock Award” means an Award as defined in Section 7 and granted under this Plan, or issued pursuant to the early exercise of an Option.
28.37.“Restricted Stock Unit” means an Award as defined in Section 6 and granted under this Plan.
28.38.“SEC” means the United States Securities and Exchange Commission.
28.39.“Securities Act” means the United States Securities Act of 1933, as amended.
28.40.“Service” means service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company or a Parent, Subsidiary, or Affiliate, as applicable. In the case of a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting modification to vesting of the Award during such change in working hours as it may deem appropriate, including suspension of or modification to vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company or a Parent, Subsidiary, or Affiliate), except that in no event may an Award vest or be exercised after the expiration of the term set forth in the applicable Award Agreement. Unless the Committee provides otherwise (including pursuant to a formal policy adopted from time to time by the Company or a Parent, Subsidiary, or Affiliate), Awards granted hereunder will continue to vest during any leave of absence. A change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the Participant’s Service, unless determined by the Committee in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
28.41.“Shares” means shares of Common Stock and the common stock of any successor entity of the Company.
28.42.“Stock Appreciation Right” means an Award defined in Section 9 and granted under this Plan.
28.43.“Stock Bonus” means an Award defined in Section 8 and granted under this Plan.
28.44.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.45.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.46.“Unvested Shares” means Shares that have not yet vested or are subject to a Right of Repurchase in favor of the Company (or any successor thereto).

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Appendix C
Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc.
ARTICLE I
The name of the corporation is iRhythm Technologies, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.001 par value per share.

ARTICLE V

The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

ARTICLE VI

Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII

1.Limitation of Liability. To the fullest extent permitted by law, neither director nor officer of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
2.Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws; or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Amended and Restated Certificate of Incorporation, and, accordingly, have hereto set my hand on , 2026.

Quentin S. Blackford, Chief Executive Officer

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Proxy Card

iRHYTHM®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRTC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89507-P50043 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRHYTHM HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL directors nominated under proposal 1:

	For All	Withhold All	For All Except
1. To elect nine directors to serve until our 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) C. Noel Bairey Merz, M.D.
02) Quentin Blackford
03) Bruce Bodaken
04) Karen Ling
05) Karen McGinnis
06) Kevin O'Boyle
07) Jason Patten
08) Abhijit Talwalkar
09) Brian Yoor

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve the adoption of our 2026 Equity Incentive Plan.	☐	☐	☐
3. To approve the adoption of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc. to remove the pass-through voting provision.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐
5. To approve, on a non-binding advisory basis, the named executive officer compensation.	☐	☐	☐

NOTE: In their discretion, the proxies may transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V89508-P50043

IRHYTHM HOLDINGS, INC.
Virtual Annual Meeting of Stockholders
May 27, 2026 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Quentin Blackford and Daniel Wilson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IRHYTHM HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on May 27, 2026, via live webcast at www.virtualshareholdermeeting.com/IRTC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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